Exhibit 4.4

As of 17 July 2012

Purchase and Underwriting Agreement

Swiss francs 3,802,944,000

4.00 per cent. Subordinated Mandatory and Contingent Convertible Securities due 2013 issued by Credit Suisse Group (Guernsey) V Limited

319124 | 22 Purchase and Underwriting Agreement |

Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

This Purchase and Underwriting Agreement (the Agreement) is

entered into	as of 17 July 2012

among	Credit Suisse AG
Uetlibergstrasse 231
8070 Zurich
Switzerland

(Credit Suisse)

and	Competrol Establishment
Heiligkreuz 6
Vaduz
FL-9490
Furstentum Liechtenstein

Adress for service of notices:
c/o 111 Poseidonos Avenue
P.O. Box 70228 Athens
16610 Greece 6

(the Underwriter)

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Whereas

A.

Pursuant to an authorization of its board of directors, dated 17 July 2012, Credit Suisse (Guernsey) V Limited (the Issuer), incorporated as a non-cellular company limited by shares in the Island of Guernsey, has decided to issue and, through the intermediary of Credit Suisse, place and publicly offer an aggregate nominal amount of Swiss francs (CHF) 3,802,944,000 (the Aggregate Nominal Amount) of its 4.00 per cent. Subordinated Mandatory and Contingent Convertible Securities due 29 March 2013 (the MACCS), consisting of (i) CHF 1,905,845,000 in aggregate principal amount of MACCS (the Tranche A MACCS) sold by way of a private placement (the Private Placement) to certain institutional investors outside the United States of America (United States or U.S.) in reliance on Regulation S (Regulation S) under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act), and a limited private placement to certain Qualified Institutional Buyers (as defined in Rule 144A under the U.S. Securities Act), pursuant to an available exemption from registration and, in each case, in accordance with applicable securities laws; and (ii) CHF 1,897,099,000 in aggregate principal amount of MACCS (the Tranche B MACCS) to be (a) offered by way of a public offering (the Public Offering, together with the Private Placement, the Offering) in which the holders (the Shareholders) of Ordinary Shares (as defined below) as of the record date will receive preferential subscription rights (Vorwegzeichnungsrechte) (the Rights) to purchase Tranche B MACCS at the issue price, subject to certain limitations based on residency, and (b) with respect to the Tranche B MACCS, if any, not taken up by holders of Rights, sold to the Underwriter and other underwriters in proportion to their respective underwriting commitments.

B.

The MACCS will be convertible, in accordance with their terms as set out in Annex A hereto, into fully paid registered shares of Credit Suisse Group AG (the Guarantor), incorporated with limited liability in Switzerland, with a nominal value of currently CHF 0.04 each (the Ordinary Shares). The conversion rights will be covered by Ordinary Shares to be issued out of the conditional capital (bedingtes Kapital), conversion capital (Wandlungskapital) and authorized capital (genehmigtes Kapital) of the Guarantor set forth in articles 26, 26c and 27, respectively, of the Guarantor’s articles of association (the Underlying Capital).

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

C.	The Guarantor will guarantee all payments under the MACCS and, on a subordinated basis, the delivery of Ordinary Shares in respect of the MACCS.

D.

The Issuer and the Guarantor are preparing an issue prospectus in connection with the Private Placement and the Public Offering (the Issue Prospectus) dated 20 July 2012 and a listing prospectus (the Listing Prospectus, together with the Issue Prospectus, the Prospectus) for the listing of the MACCS on the SIX Swiss Exchange Ltd (the SIX Swiss Exchange).

E.	Credit Suisse is willing to place the MACCS in the Offering as set forth in the bond placement agreement of even date entered into between the Issuer, the Guarantor and Credit Suisse (the BPA).

F.

The Rights will be granted by allotting to the Shareholders the right to purchase Tranche B MACCS in proportion to their existing shareholding in the Guarantor (the Rights Offering), as set out in the Prospectus.

G.	The Underwriter currently owns, directly and indirectly, _______________ Ordinary Shares and thus will be allotted _______________ Rights.

H.

Certain of the Other Underwriters (as defined below) are willing to exercise a certain number of Rights and thus to purchase a certain amount in aggregate principal amount of Tranche B MACCS (the Other Underwriters’ Tranche B MACCS).

I.

Tranche B MACCS in respect of which Rights have not been validly exercised in the context of the Rights Offering (the Fully Underwritten Tranche B MACCS) will be taken up by the Underwriter and certain other investors (the Other Underwriters) having entered into separate purchase and underwriting agreements (such as this Agreement) with Credit Suisse.

J.

The Underwriter is willing, in proportion to its Underwriting Commitment (as defined below), to subscribe to and purchase the Tranche A MACCS and the Fully Underwritten Tranche B MACCS, subject to the terms and conditions set forth hereunder.

Now, therefore, the parties hereto agree as follows:

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Article I	Purchase and Underwriting

Credit Suisse agrees to cause the Issuer to sell to the Underwriter, and the Underwriter agrees, subject to the conditions set forth herein, to purchase from the Issuer, the Tranche A MACCS and the Fully Underwritten Tranche B MACCS at a price of 100 per cent. of their aggregate nominal amount in proportion to its Underwriting Commitment (the Purchase Price) on 31 July 2012 (the Closing Date).

Subject to the conditions set forth herein, the Underwriter commits to purchase 7.87 per cent. of the Tranche A MACCS and up to 22.07 per cent. of the Fully Underwritten Tranche B MACCS (the Underwriting Commitment) from the Issuer.

Article II	Payment of Net Proceeds

The Underwriter on the Closing Date will pay net proceeds in the amount of the Purchase Price less the Commission (as defined below) in same day funds to the Issuer or Credit Suisse as designated by Credit Suisse not later than 2 trading days prior to the Closing Date. Delivery of the MACCS to the Underwriter will be made against payment of such amount.

Article III	Commission

Credit Suisse undertakes to cause the Issuer to pay, directly or through Credit Suisse and, failing which, Credit Suisse will pay directly, to the Underwriter an underwriting commission amounting to 4.00 per cent. of CHF 418,719,000.

The Commission will be deducted from the Purchase Price in accordance with Article II of this Agreement.

If the conditions set out in the BPA are not satisfied in accordance with their terms or if Credit Suisse exercises its limited right to terminate the BPA, no Commission will be due to the Underwriter.

Article IV	Prospectus

The Prospectus is and will be the sole responsibility of the Issuer and the Guarantor. No representation or warranty, express or implied, is or will be

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

made as to, or in relation to, and no responsibility or liability will be accepted by Credit Suisse or any of its respective directors, employees, advisers or agents or any other person (other than the Guarantor and the Issuer) as to or in relation to, the accuracy or completeness of the Prospectus, or any other written or oral information made available to or publicly available to the Underwriter, any person acting on the Underwriter’s behalf or any of its advisers, and any liability therefore is expressly disclaimed to the extent permitted by law. For the avoidance of doubt, nothing herein shall preclude the Underwriter from relying on any representation or warranty or indemnity in relation to the Prospectus given by the Issuer or the Guarantor in its favor and for its benefit in the BPA.

Article V	Trading and Listing

Credit Suisse will use its commercially reasonable best efforts to cause the Issuer and the Guarantor to arrange (i) for admission of the Rights for trading on the SIX Swiss Exchange, (ii) for a listing of the Ordinary Shares of the Underlying Capital on the SIX Swiss Exchange, (iii) for a provisional admission of the MACCS for trading on the SIX Swiss Exchange effective as of 27 July 2012 (the First Trading Day) and (iv) for a listing of the MACCS on the main board of the SIX Swiss Exchange.

Article VI	Timetable

The Rights are exercisable from 20 July 2012 until 27 July 2012 12.00 noon (CEST) (the Rights Exercise Period). Subject to Article VII, the Underwriter will be called upon to purchase the Fully Underwritten Tranche B MACCS in proportion to its Underwriting Commitment with respect to the Fully Underwritten Tranche B MACCS after the end of the Rights Exercise Period by notice in writing no later than 27 July 2012 12.00 noon (CEST).

The expected timetable of the other principal events is as follows:

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Date	Event

18 July 2012	Guarantor announces Key Second Quarter 2012 Figures and the issuance of the MACCS

20 July – 26 July 2012	Trading of Rights on the SIX Swiss Exchange

20 July – 27 July 2012,
12.00 noon (CEST)	Exercise Period for Rights

24 July 2012	Announcement of Full Second Quarter 2012 Results

27 July 2012	Announcement of Rights Exercise Ratio/Provisional admission of trading of the MACCS on the SIX Swiss Exchange

31 July 2012	Payment Date

29 March 2013	Mandatory Conversion of the MACCS into Shares

Article VII	Purchase and Underwriting Procedure

Where necessary, any entitlements to Fully Underwritten Tranche B MACCS will be rounded down to the nearest whole number of Fully Underwritten Tranche B MACCS.

Any resulting allocation to the Underwriter in respect of its Underwriting Commitment with respect to Fully Underwritten Tranche B MACCS will be notified by Credit Suisse to the Underwriter as soon as possible for settlement in accordance with the terms and conditions of this Agreement.

The Underwriter will only be called on to purchase the Fully Underwritten Tranche B MACCS in proportion to its Underwriting Commitment if the BPA has become unconditional and Credit Suisse has not exercised its limited rights to terminate the BPA prior to the Closing Date.

By accepting the terms and conditions of this Agreement, the Underwriter agrees that the waiver by Credit Suisse, or the agreement by Credit Suisse to the extension of time for the satisfaction, of any condition of the BPA or the exercise by Credit Suisse of its right of termination of the BPA shall be within the absolute discretion of Credit Suisse and that Credit Suisse shall have no liability to the Underwriter whatsoever in connection with any decision to waive any such condition, to agree to any such extension or to exercise or not to exercise any such right; provided that if the consummation of the transactions contemplated by this Agreement has not occurred on or by 31 August 2012 due to the non-satisfaction of the closing condition set forth in Article X(b) or any other reason, each party shall have the right to terminate this Agreement with immediate effect and upon such

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

termination, the Agreement shall cease to be effective and of no further effect (except with respect to any breach of the Agreement prior to such termination), provided that the failure to so consummate the transactions contemplated by this Agreement was not caused, or principally caused, by a breach of the respective party of any of its obligations under this Agreement.

Article VIII	Representations and Warranties

The Underwriter represents and warrants to Credit Suisse that as of the date hereof and the Closing Date:

(a)

it has reviewed all such information as is currently available and which it deems necessary or appropriate concerning the MACCS, the Issuer and the Guarantor or any other matter relevant to its decision to enter into this Agreement and purchase the Tranche A MACCS and the Fully Underwritten Tranche B MACCS;

(b)

it is duly authorized and licensed (if applicable) to enter into this Agreement under applicable laws (including without limitation the laws of Switzerland, the laws of the jurisdiction of its formation, and the laws of any other jurisdiction to which it may be subject) and to comply with its obligations hereunder which constitute legal, valid, binding and enforceable obligations in accordance with the terms of this Agreement, except to the extent that the enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally.

(c)

subject to the limitations set forth in Article X(a), it is eligible to purchase the Tranche A MACCS and the Fully Underwritten Tranche B MACCS and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not result in a material breach of any applicable laws, rules and regulations, including without limitation, the laws of Switzerland, the laws of the jurisdiction of its formation, and the laws of any other jurisdiction to which it may be subject;

(d)

subject to the limitations set forth in Article X (a), it is eligible to acquire and hold the Ordinary Shares after conversion of the MACCS and it will comply with all applicable laws and regulations in acquiring and holding such Ordinary Shares, including without limitation, the

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

laws of Switzerland, the laws of the jurisdiction of its formation, and the laws of any other jurisdiction to which it may be subject;

(e)

in agreeing to purchase the Tranche A MACCS and the Fully Underwritten Tranche B MACCS, it is not relying on any information in relation to the Issuer or the Guarantor or the MACCS other than as contained in the Prospectus, in this Agreement or in the BPA and it is not relying on any representation or warranty or agreements by Credit Suisse or any of its affiliates or any of its or their directors, employees, advisers or agents or any other person acting on their behalf except as set out in and pursuant to the express terms of this Agreement and the BPA;

(f)

it is not a person who has a registered address in, or is a resident, citizen or national of, a country or countries, in which it is unlawful to accept an offer to purchase the Tranche A MACCS and the Fully Underwritten Tranche B MACCS;

(g)

to the extent material for the performance of, and save as set forth in, this Agreement, it has observed and will observe the laws applicable to it, including without limitation obtaining any requisite governmental or other consents and it has observed and will observe any other requisite formalities;

(h)

in its capacity as party to this Agreement it has not taken any action nor will it take any action in any country or jurisdiction that would constitute a public offering of the MACCS, nor has it or will it distribute the Prospectus or any other offering material in relation to the MACCS in any country or jurisdiction where action for that purpose is required;

(i)	it is not a U.S. Person (as that term is defined in Regulation S);

(j)	it acknowledges that the MACCS have not been and will not be registered under the U.S. Securities Act;

(k)

it acknowledges that the MACCS may not be offered, sold, taken up, renounced or delivered directly or indirectly into or within the United States (as that term is defined in Regulation S) except only to those persons that it reasonably believes to be “qualified institutional buyers” (as such term is defined in Rule 144A under the U.S. Securities Act);

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

(l)

neither it, its affiliates nor any person acting on its or their behalf has offered or sold, or will offer or sell, the MACCS constituting part of its Underwriting Commitment to persons within the United States or to persons outside the United States acting on a non-discretionary basis for persons within the United States, in each case in a manner that would require the MACCS to be registered under the Securities Act;

(m)	neither it, its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the MACCS;

(n)

neither it, its affiliates nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (as that term is used in Rule 502(c) under the U.S. Securities Act) in connection with any offer or sale of the MACCS or in any manner involving a public offering in the United States;

(o)	it undertakes that any offers, sales or deliveries of MACCS by it in the United States will be effected in compliance with all applicable state and federal securities laws;

(p)

it authorizes Credit Suisse, in connection with any administrative or legal proceeding or official inquiry with respect to the matters covered hereby or in connection with any requirements of the U.S. securities laws, to produce a copy of this Agreement to the Issuer or any interested party where required to do so and provided that, where permitted by law or regulation, reasonable prior notice is given to the Underwriter;

(q)

it is a person of a kind described in Article 19 (Investment Professionals) and/or Article 49 (High net worth companies, unincorporated associations etc) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005;

(r)

its ordinary activities involve acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business or that it will acquire, hold, manage and dispose of the MACCS for the purposes of its business or that it is sufficiently knowledgeable to understand the risks of purchasing the MACCS;

(s)	it has complied with and will comply with any obligations it has under any rules applicable to it regarding money laundering;

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

(t)

it has not and will not until the Closing Date (1) short sell or otherwise enter into hedging transactions with respect to MACCS or Ordinary Shares or any securities or other instruments which derive their value from MACCS or Ordinary Shares (including without limitation by way of purchase of any credit default protection with respect to the Guarantor for its own account or for the account of any of its affiliate) or (2) enter or cause any of its affiliates to enter into any transaction involving Ordinary Shares or derivatives relating to Ordinary Shares (other than any shares or derivatives referencing any existing and established sector or market index, provided that the weighting of Ordinary Shares of any such sector or index does not exceed 10%, such weighting to be determined at the date of this Agreement) intended to directly or indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with the purchase and underwriting of the Underwriter as contemplated hereunder, it being understood that the phrase “cause any of your affiliates” shall mean “to direct or bring significant influence to bear with a view to controlling the actions of any such affiliate; provided, however, that the restrictions set out in (1) and (2) above shall not apply to: (A) any hedging activities in relation to Ordinary Shares undertaken with a view to achieving a substantially market-neutral position with respect to the Rights or the Ordinary Shares in respect of its and/or any of its affiliates during the term of the undertaking contained in this clause (but allowing for daily trading fluctuations), provided that the magnitude of such activities or its resulting position in securities would not result in either it or any of its affiliates being required to disclose such activities or such position to any relevant authority, (B) the Underwriter (or, for the avoidance of doubt, any of its affiliates) buying or selling Ordinary Shares or GDRs (including those already held at the date of this Agreement) or (subject to any restriction or undertaking as set out in Recital H) buying, selling or exercising Rights as part of the ordinary course of the Underwriter’s investment fund management activity (undertaken independently from the entry into or the management of any risk arising from your obligation to underwrite Tranche B MACCS), (C) short selling activity to delta hedge positions in any securities or derivatives related to the Ordinary Shares;

Credit Suisse shall procure that the Issuer and the Guarantor shall (i) make the representations and warranties set out in article VI of the BPA in favor, and for the benefit, of the Underwriter (echter Vertrag zugunsten Dritter) as of the date hereof and the Closing Date and (ii) indemnify the Underwriter

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

and its respective directors, officers, employees, agents, any affiliate and any person controlling the Underwriter pursuant to article X of the BPA.

Article IX	Provision of Corporate Finance Services

The Underwriter confirms that, in relation to the arrangements referred to herein, Credit Suisse is not acting for the Underwriter or any other person in relation to these arrangements. Accordingly, Credit Suisse shall not be responsible to the Underwriter or any other person for advising the Underwriter or any other person in respect of or in connection with such arrangements.

Article X	Closing Conditions

(a)

The Underwriter’s undertaking to purchase the Tranche A MACCS in proportion to its Underwriting Commitment with respect to the Tranche A MACCS on the Closing Date is subject to the following condition being satisfied (or waived by the Underwriter and Credit Suisse) on or prior to the Closing Date: Underwriter shall, as a result of the consummation of the transactions contemplated herein (including any conversion of MACCS into Ordinary Shares) and its holding of Ordinary Shares as of the Closing Date and together with the securities holdings of its affiliates that need to be aggregated with the securities holdings of the Underwriter under any banking law, rule or regulation applicable to Credit Suisse and the Guarantor, not exceed a holding of 9.9% in the capital of the Guarantor (as the term capital is defined and interpreted by the banking laws, rules and regulations applicable to Credit Suisse and the Guarantor), provided that the Underwriter is in any event obliged, subject to the terms and conditions set forth herein, to consummate the purchase of the Tranche A MACCS in proportion to its Underwriting Commitment with respect to the Tranche A MACCS up to a maximum of 9.9 % in the capital of the Guarantor. If and to the extent (i) the Underwriter exceeds a holding of 9.9% in the capital of the Guarantor (as the term capital is defined and interpreted by the banking laws, rules and regulations applicable to Credit Suisse and the Guarantor) as a result of the consummation of the transactions contemplated herein and its holding of Ordinary Shares as of the Closing Date and (ii) the Issuer has not otherwise placed or sold such excess of Tranche A MACCS as of the Closing Date, the Underwriter undertakes to use its commercially reasonable best efforts to obtain all regulatory approvals that are necessary for the consummation of the purchase of such excess of Tranche A MACCS in form and substance

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

reasonably satisfactory to Credit Suisse and the Underwriter, respectively, as soon as possible after the Closing Date, but no later than by 31 December 2012, and to purchase such excess of Tranche A MACCS promptly upon obtaining the respective regulatory approvals.

(b)

Each party’s undertaking to consummate the transactions contemplated by this Agreement is subject to the following condition being satisfied (or waived by each party): the (provisional) listing of the MACCS shall have occurred.

Article XI	Termination

Credit Suisse has the right to terminate this Agreement at any time prior to the Closing Date, if:

	(a)	any of the representations and warranties contained in Article VIII were untrue in any material respect at the time as of which such representation and warranty was given; or

	(b)	in the reasonable judgment of Credit Suisse any of the following events have occurred:

		(i)	a general moratorium on commercial banking activities in Guernsey, Switzerland, the United States of America or the United Kingdom declared by the relevant authorities;

		(ii)	a change or prospective change in taxation laws or practices having a substantial adverse effect on the Rights or the MACCS or the transfer thereof;

(iii)

circumstances are such as (a) to prevent or to a material extent restrict payment for the MACCS in the manner contemplated in this Agreement; or (b) to a material extent prevent or restrict settlement of transactions in the Rights or the MACCS in the market or otherwise; or

(iv)

there shall have been (i) any change in national or international political, legal, tax or regulatory conditions; or (ii) any crisis, calamity, war or escalation of hostilities on a political or military level, or terrorist attack or other emergency, in either case which makes it impracticable or inadvisable to proceed with the

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

offering or the purchase and delivery of the Rights or the MACCS as contemplated in this Agreement; or

	(c)	the BPA is terminated.

Any such decision of withdrawal by Credit Suisse shall be final and binding upon all parties. In case of any such withdrawal Credit Suisse shall immediately notify the Underwriter of such decision of withdrawal.

An absolute majority of underwriters (comprising the Underwriter and the Other Underwriters) by number and aggregate principal amount of MACCS together shall have the right to terminate this Agreement at any time prior to the Closing Date, if any of the events under Article XI (b) (i) to (iv) above has occurred.

Upon termination notice being given by either party in accordance with this Article XI, the obligations of the parties under this Agreement shall terminate and be of no further effect, except with respect to any breach of the Agreement prior to such termination.

Article XII	Notices

Any notice or notification in any form to be given under this Agreement shall be (i) delivered in person or (ii) sent by registered letter or by facsimile transmission (but in the case of notification by facsimile transmission with subsequent confirmation by registered letter) addressed to:

	(a)	Credit Suisse at

Credit Suisse AG, Uetlibergstrasse 231, 8070 Zurich, Switzerland
(Attention: ZUOD 1, Transaction Advisory Group)
facsimile +41 (0)44 332 58 55
Email: jacqueline.zimmermann@credit-suisse.com; and

	(b)	the Underwriter at

Adress for service of notices:
c/o 111 Poseidonos Avenue
P.O. Box 70228 Athens
16610 Greece 6
facsimile +30 210 891 3001

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Facsimile transmissions are deemed to be duly given, with effect as of the date of receipt of the facsimile transmission, after receipt of a copy of the message together with a transmission confirmation by registered letter.

Article XIII	Applicable Law and Jurisdiction

	(a)	Applicable Law

This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (i.e., without regard to principles of conflict of laws).

	(b)	Jurisdiction

Any dispute which might arise between Credit Suisse and the Underwriter regarding this Agreement shall fall within the exclusive jurisdiction of the courts of the city of Zurich, and if permitted, the Commercial Court of the Canton of Zurich, the place of jurisdiction being Zurich 1, Switzerland.

Credit Suisse shall also be at liberty to enforce its rights and to take legal actions against the Underwriter before any other competent court in which case Swiss law shall nevertheless be applicable as provided in para. (a) above.

Article XIV	Liability

Each Party shall be protected and shall incur no liability for or in respect of any action taken by it in good faith and in accordance with this Agreement or in reliance on any notice, direction, certificate or other document reasonably believed by such Party to be genuine and to have been passed or signed by the other party or by the Issuer or Guarantor, as the case may be. Credit Suisse shall be obliged to perform only such duties as are specifically set forth herein and shall not, other than as expressly provided herein, be under any obligation to take any action hereunder which might involve it in any expense or liability, the payment of which is not duly assured to it within a reasonable time prior thereto.

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Article XV	Provisions for the Benefit of Underwriter

Credit Suisse has procured and confirms that the following provisions in the BPA have been stipulated in favour and for the benefit of the Underwriter (echter Vertrag zugunsten Dritter): (i) Article II(h) (Lock-up), (ii) Article VI (Representations and Warranties), (iii) Article VIII, para. 1 (Listing Obligations), (iv) Article X (Indemnification).

Article XVI	Severability

If at any time one or more of the provisions hereof is or becomes unlawful, invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

Article XVII	Confidentiality

Save for the compliance with any reporting or disclosure obligations under any applicable statutory laws, regulations or stock exchange regulations, the parties to this Agreement shall keep the Agreement, the transactions contemplated in the Agreement and any particular provision of the Agreement strictly confidential, it being understood that, in compliance with the regulations of the Securities and Exchange Commission, the transaction will be disclosed on Form 6-K to be filed with the Securities and Exchange Commission.

Article XVIII	Remedies

Each party acknowledges that in the event that it breaches its obligations under this Agreement, damages may not be an adequate remedy and that in such circumstances, the other party may immediately seek such appropriate equitable relief, including an injunction or specific performance.

Article XIX	Other Investors

Credit Suisse confirms that (a) none of the Issuer, the Guarantor nor any of their affiliates has entered into or will enter into any side letter or other arrangement, formal or informal, with any other investor in the MACCS with a view to, and that nothing has or will be done to, confer any preferential rights on any such investor in connection with the Offering and the security created in connection therewith; and (b) each of the

Page 16 | 19

Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Underwriter and the Other Underwriters has entered into a form of Purchase and Underwriting Agreement that is substantially similar to the draft dated 17 July 2012, which has been amended for the Underwriter and the Other Underwriters only to take account of the specific facts of the individual purchase and underwriting and the jurisdiction of incorporation and regulatory status of such Underwriter and Other Underwriter, respectively. No Underwriter or Other Underwriter has been granted more favourable economic, legal or other terms than any other Underwriter or Other Underwriter in relation to the purchase and underwriting of MACCS.

[Signatures on next page]

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Signed in two originals,

in	Zurich, 17 July 2012

Credit Suisse AG
By:	/s/ Jacqueline Zimmermann		/s/ Andreas Daepp
Name|Title:	Jacqueline Zimmermann Director		Andreas Daepp Director

in	Athens	18 July 2012
Competrol Establishment (Name of Underwriter)
By:	/s/ Nadim Tabbara		/s/ Khalil Kachicho
Name|Title:	Nadim Tabbara Authorized Signatory		Khalil Kachicho Authorized Signatory

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Purchase and Underwriting Agreement

Credit Suisse Group (Guernsey) V Limited, Subordinated Mandatory and Contingent

Convertible Securities due March, 2013

Annex A

TERMS OF THE MACCS

Page 19 | 19

FINAL VERSION | 17 July 2012

TERMS AND CONDITIONS OF THE
SUBORDINATED MANDATORY AND CONTINGENT CONVERTIBLE SECURITIES

The following (excluding this paragraph) is the text of the terms and conditions that shall be applicable to the MACCS (the Terms of the MACCS). The full text of the Terms of the MACCS shall be annexed to the Permanent Global Certificates (as defined in the Terms of the MACCS).

The CHF 3,802,944,000 4 per cent. Subordinated Mandatory and Contingent Convertible Securities due 2013 (the MACCS) issued by Credit Suisse Group (Guernsey) V Limited, Helvetia Court, South Esplanade, St Peter Port, Guernsey, GY1 3WF (the Issuer), and mandatorily convertible into registered shares with a nominal value of CHF 0.04 each of, and unconditionally and irrevocably guaranteed on a subordinated basis to the extent described herein by, Credit Suisse Group AG, Paradeplatz 8, CH-8001 Zurich, Switzerland (CSG or, in its capacity as guarantor of the MACCS, the Guarantor), are subject to these terms and conditions (each, a Condition and, collectively, these Terms of the MACCS). The Permanent Global Certificates (as defined below) are set out in a bond placement agreement dated as of 18 July 2012, among the Issuer, the Guarantor and Credit Suisse AG, as sole bookrunner and placement agent. Pursuant to an agency agreement dated as of 31 July 2012 (as amended, supplemented, restated or otherwise modified from time to time, the Agency Agreement), the Issuer and the Guarantor appointed Credit Suisse AG as Principal Paying and Conversion Agent (as defined below).

1.                Principal Amount and Form of the MACCS

(a)                 The initial aggregate principal amount of the MACCS will be CHF 3,802,944,000, divided into 3,802,944 MACCS with a principal amount of CHF 1,000 each.

(b)                 The MACCS and all rights in connection therewith are documented in the form of one or more permanent global certificates (Globalurkunden) pursuant to article 973b of the Swiss Code of Obligations (each, a Permanent Global Certificate), which shall be deposited by the Principal Paying and Conversion Agent with SIX SIS or any other intermediary in Switzerland recognised for such purposes by the SIX Swiss Exchange (SIX SIS or such other intermediary, the Intermediary). Once the Permanent Global Certificates are deposited with the Intermediary and entered into the accounts of one or more participants of the Intermediary, the MACCS will constitute intermediated securities (Bucheffekten) (Intermediated Securities) in accordance with the Swiss Federal Intermediated Securities Act (Bucheffektengesetz).

(c)                 Each holder of MACCS (each, a Holder, and, collectively, the Holders) shall have a quotal co-ownership interest (Miteigentumsanteil) in the Permanent Global Certificates to the extent of its claim against the Issuer, provided that, for so long as the Permanent Global Certificates remain deposited with the

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Intermediary, such co-ownership interest shall be suspended and the MACCS may only be transferred by the entry of the transferred MACCS in a securities account (Effektenkonto) of the relevant transferee.

(d)                 The records of the Intermediary will determine the number of MACCS held through each participant of the Intermediary. So long as the MACCS constitute Intermediated Securities, the Holders shall be the persons holding the MACCS in a securities account (Effektenkonto) that is in their name or, in the case of intermediaries (Verwahrungsstellen), the intermediaries (Verwahrungsstellen) holding the MACCS for their own account in a securities account (Effektenkonto) that is in their name.

(e)                 The conversion of the Permanent Global Certificates into uncertificated securities (Wertrechte) or individually certificated securities (Wertpapiere) is excluded. Neither the Issuer nor the Holders nor the Principal Paying and Conversion Agent nor any other party shall at any time have the right to effect or demand the conversion of the Permanent Global Certificates into, or the delivery of, uncertificated securities (Wertrechte) or individually certificated securities (Wertpapiere).

(f)                    Each MACCS that is placed with Holders who are U.S. persons within the meaning of Regulation S (Regulation S) under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act) (any such MACCS, a Restricted MACCS), shall be subject to the restrictions on transfer set forth below, and each Holder thereof, by such Holder’s acceptance of such Restricted MACCS, agrees to be bound by such restrictions. As used in this Condition 1 (f), the term “transfer” includes any sale, pledge, transfer or other disposition. Each Restricted MACCS, and the Shares issuable upon conversion of each Restricted MACCS, have not been registered under the U.S. Securities Act and may not be offered or transferred until the date that is one year after the original issue date of such MACCS (or such shorter period of time as may be permitted by Rule 144 under the U.S. Securities Act), except (i) to CSG or any subsidiary thereof or (ii) pursuant to an exemption from the registration requirements of the U.S. Securities Act. In connection with and prior to any transfer of any Restricted MACCS, (A) in the case of any sale thereof on the SIX SIS or any other transfer made pursuant to Regulation S, the transferor shall advise the Transfer Agent in writing (which may be by means of e-mail if so agreed by the Transfer Agent) that such sale is being conducted in compliance with Regulation S or (B) in the case of any other transfer, the transferee shall provide the Transfer Agent with an executed transfer letter substantially in the form that may be obtained from the Transfer Agent. The Transfer Agent shall not register any transfer of a Restricted MACCS not made in accordance with such restrictions on transfer. Upon any transfer of a Restricted MACCS pursuant to clause (A) of the preceding sentence, the Transfer Agent and the Principal Paying and Conversion Agent

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agree that they will take such steps as may be reasonably necessary to ensure such MACCS are thereafter freely tradable without restriction under the facilities of the SIX SIS or otherwise, but any failure to do so shall not cause them to incur any liability to any Holder or potential Holder. No representation is made as to the availability of any exemption from the registration requirements of the U.S. Securities Act.

2.                Interest Payments

(a)                   Fixed Interest Amount

The Issuer shall pay the Fixed Interest Amount per MACCS on the Fixed Interest Payment Date or, if the MACCS are converted prior to the Maturity Date pursuant to Condition 9, on the applicable Conversion Date, in each case, to the Holder thereof.

(b)                   Floating Interest Amount

(i)                         If any Cash Distribution is made or paid by CSG after the Payment Date, but on or prior to the Conversion Date, the Issuer shall pay the relevant Floating Interest Amount per MACCS on the relevant Floating Interest Payment Date to the Holder thereof.

(ii)                    Furthermore, if the delivery of Shares due upon conversion of any MACCS pursuant to Condition 3 (b) or Condition 9 is

(A)                                             after the relevant record date for any Cash Distribution made or paid by CSG on or after the Conversion Date or

(B)                                             improperly withheld or refused or suspended pursuant to Condition 3 (d) (ii) and any Cash Distribution is made or paid by CSG after the Conversion Date but on or prior to the delivery of such Shares, the Issuer shall pay the Floating Interest Amount relating to such Cash Distribution per MACCS on the relevant Floating Interest Payment Date to the Holder thereof.

(iii)                   With respect to any Floating Interest Amount to be paid pursuant to clause (i) or (ii) above, the Issuer shall notify the Holders of the relevant Floating Interest Payment Date in accordance with Condition 12 not later than two Business Days following the date on which the relevant Cash Distribution is formally approved or declared by CSG.

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(iv)                 For the avoidance of doubt, this Condition 2 (b) does not apply to any Scrip Dividends or any other Non-Cash Distributions, the issuance or distribution of which shall result in an adjustment to the Conversion Price pursuant to Condition 6 (a) (iii).

(c)                   Interest in the case of Non-Delivery of Shares

If the delivery of Shares due upon conversion of any MACCS pursuant to Condition 3 (b) or Condition 9 is improperly withheld or refused or suspended pursuant to Condition 3 (d) (ii), interest on the principal amount of each MACCS shall accrue at the Interest Rate from and excluding the date on which such Shares were scheduled to be delivered pursuant to these Terms of the MACCS to and including the date on which such Shares are actually delivered, such interest to be calculated on a 30E/360 basis (i.e., on the basis of a year consisting of 12 months of 30 days each).

3.                Conversion, Purchase and Cancellation

The MACCS shall neither be redeemed nor be redeemable for cash except in accordance with this Condition 3 with respect to cash payments in relation to Fractions.

(a)                   Conversion Ratio

The Conversion Ratio on any Conversion Date (being the number of Shares to be delivered per MACCS) shall be determined by dividing CHF 1,000 (i.e., the principal amount of one MACCS) by the Conversion Price in effect on such Conversion Date, and calculated to five decimal places; provided, however, that, in the case of any Holder of more than one MACCS, the number of Shares to be delivered to such Holder upon conversion shall be determined by dividing the aggregate principal amount of the MACCS held by such Holder by the Conversion Price in effect on the Conversion Date.

(b)                   Mandatory Conversion on Maturity Date

Unless previously converted pursuant to Condition 9 or purchased and cancelled pursuant to Condition 3 (e), on the Maturity Date each MACCS shall be mandatorily converted, and, if applicable, each Holder shall be deemed to have exercised its right to convert each MACCS held by such Holder, into such number of Shares as is equal to the Conversion Ratio in effect on the Maturity Date (subject as set out in Condition 3 (a) in respect of a Holder holding more than one MACCS).

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(c)                   Fractions

In connection with conversion of the MACCS pursuant to Condition 3 (b) or Condition 9, no Fractions shall be delivered to the Holders. Instead, but subject to the immediately following paragraph, the Issuer shall make a payment in cash in accordance with Condition 3 (d) to the relevant Holder in an amount (in CHF) equal to the relevant Fraction multiplied by the average of the Volume Weighted Average Price on each of the three consecutive Trading Days ending on the Trading Day immediately preceding (i) in the case of conversion pursuant to Condition 3 (b), the Maturity Date, and (ii) in the case of conversion pursuant to Condition 9, the relevant Conversion Date, provided, that, if the resulting Swiss franc amount for such Fraction is not an integral multiple of CHF 0.01 (one hundredth of a Swiss franc), it shall be rounded to the nearest whole or multiple of CHF 0.01 (one hundredth of a Swiss franc) with CHF 0.005 (five thousandths of a Swiss franc) being rounded upwards.

Any payment pursuant to this Condition 3 (c) shall be made in accordance with Condition 3 (d), except where any individual entitlement of a Holder would be less than CHF 10, in which case, no such payment shall be required to be made.

(d)                   Conversion Procedures

(i)                         Delivery of Shares and Cash Payments for Fractions

The Shares to be delivered upon conversion of the MACCS in accordance with Condition 3 (b) or Condition 9 will be new Shares to be issued from  a combination of the conditional capital, conversion capital and authorised capital of CSG, and existing Shares, in each case, with the same entitlements as the other outstanding Shares.

As soon as practicable, and in any event not later than the Trading Day that is the fifth Trading Day immediately after the Conversion Date, the Issuer shall (A) effect delivery of the relevant Shares and (B) make cash payments for Fractions, if any, in each case through SIX SIS or any other of the Relevant Exchange’s settlement organisations. At the time of such delivery of the Shares, the then-valid share registration rules of CSG shall apply and the Holder shall be deemed to have applied to be registered as a shareholder in the shareholders’ register of CSG. The Issuer does not offer any assurance or guarantee that the Holder to whom such Shares are delivered will be accepted as a shareholder with voting rights in the share register of CSG pursuant to such rules.

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(ii)                      Inability of CSG to Deliver Shares

Notwithstanding clause (i) of this Condition 3 (d), should CSG become legally barred from creating and delivering, or otherwise be unable to create and deliver, Shares upon conversion of the MACCS pursuant to Condition 3 (b) or Condition 9, the right of the Holders to receive Shares, and accordingly any claims of the Holders against the Issuer for the delivery of Shares, shall be suspended for the entire period during which CSG is unable to create and/or deliver Shares.

(iii)                   Taxes and other Costs

Any Swiss or Guernsey capital, stamp, issue, registration and transfer taxes and duties arising on the allotment, issue, transfer or delivery of Shares (including, any fees payable to the Relevant Exchange) upon the delivery in Switzerland of Shares upon the conversion of the MACCS shall be paid by the Issuer; provided, however, that the Issuer shall not pay (A) any tax payable in connection with any subsequent sale or transfer of Shares by the holder thereof or (B) any tax or other cost payable in connection with the sale, transfer or delivery of Share(s) in or to a country other than Switzerland.

(e)                   Purchase and Cancellation

The Issuer, CSG and their respective subsidiaries may at any time and at any price purchase MACCS in the open market or otherwise. Any such purchase shall be made in accordance with applicable laws or regulations, including, without limitation, applicable stock exchange regulations. While any MACCS so purchased are held by or on behalf of the Issuer, CSG or any of their respective subsidiaries, (i) the Holder(s) of such MACCS shall not be entitled to vote at any meetings of the Holders and (ii) such MACCS shall be deemed not to be outstanding for the purposes of calculating quorums at meetings of the Holders pursuant to Condition 16. Any MACCS purchased by the Issuer, CSG or any of their respective subsidiaries may be held, resold (subject to compliance with applicable laws) or surrendered for cancellation.

All MACCS that are converted or surrendered for cancellation shall immediately be cancelled. All MACCS so cancelled shall be forwarded to the Specified Office and may not be reissued or resold.

4.                Payments

(a)                   The amounts required for the payment of the Fixed Interest Amount and Floating Interest Amounts, if any, and any other payments in cash to be made under these Terms of the MACCS shall be made available in good time in freely disposable

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CHF, which shall be placed at the free disposal of the Principal Paying and Conversion Agent in Switzerland. If the due date for any payment by the Issuer does not fall on a Business Day, the Issuer undertakes to effect payment for value the Business Day immediately following such due date and Holders shall not be entitled to any additional sum in relation thereto.

(b)                   Upon receipt of funds in CHF in Switzerland, the Principal Paying and Conversion Agent shall arrange for payment to the Holders.

(c)                   The receipt by the Principal Paying and Conversion Agent of funds in CHF in Switzerland from the Issuer (or, failing which, from the Guarantor) shall release the Issuer from its obligations under the MACCS and the Guarantor under the Guarantee to the extent of amounts received by the Principal Paying and Conversion Agent.

(d)                   Notwithstanding the foregoing, if by making a payment under the Terms of the MACCS the Issuer would violate any law or mandatory regulation, the Issuer shall notify the Principal Paying and Conversion Agent at least 15 Business Days prior to the date on which such payment is scheduled to be made, and

(i)                          at the option of the Principal Paying and Conversion Agent and as the Principal Paying and Conversion Agent shall specify to the Issuer not less than ten Business Days prior to the relevant payment date, make payment either (A) in CHF at such place as the Principal Paying and Conversion Agent shall have specified, or (B) in such Other Currency at such place as the Principal Paying and Conversion Agent shall have specified, in either case in such manner as shall not violate any law or mandatory regulation; or

(ii)                       if the Principal Paying and Conversion Agent shall fail to exercise its option under clause (i) of this Condition 4 (d) or if none of the alternatives under clause (i) of this Condition 4 (d) are available without violating any law or mandatory regulation, make payment in any Other Currency to the Principal Paying and Conversion Agent or any of its affiliates for the benefit of the Holders.

(e)                 The amount of any payment in the relevant Other Currency pursuant to Condition 4 (d), if applicable, shall be determined by converting the amount of the payment due in CHF into such Other Currency at the rate of exchange for wholesale purchases of such Other Currency with CHF in effect at the close of business in Zurich, Switzerland, on the Business Day immediately prior to the relevant payment date, as determined by the Principal Paying and Conversion Agent. The receipt by the Principal Paying and Conversion Agent of funds in such Other Currency from the Issuer (or, failing which, from the Guarantor) shall release the

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Issuer from its obligations under the MACCS and the Guarantor under the Guarantee to the extent of the amounts received by the Principal Paying and Conversion Agent.

5.                Statute of Limitations

Claims for (a) payment of the Fixed Interest Amount or any Floating Interest Amount or (b) the delivery of the Shares and payment for Fractions shall cease to be enforceable by legal action in accordance with the applicable Swiss statute of limitations, which as of the Payment Date is (i) in the case of claims described in clause (a) above, five years, and (ii) in the case of claims described in clause (b) above, ten years, from the relevant due date for payment or delivery, as applicable.

6.                Adjustments to the Conversion Price

For the avoidance of doubt, any adjustment to the Conversion Price in accordance with this Condition 6 shall result in a simultaneous adjustment of the Conversion Ratio.

(a)                   Events leading to adjustments to the Conversion Price

(i)                        Increase of share capital by means of capitalisation of reserves, profits or premiums by distribution or division or consolidation of Shares

Subject to Condition 6 (d), in the event of a change in CSG’s share capital by capitalisation of reserves, profits or premiums, in each case, by means of the distribution of Shares, or as a result of the division or consolidation of Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such change by the result of the following formula:

NOld / NNew

where:

NOld                                  is the number of Shares existing immediately prior to the relevant change in CSG’s share capital; and

NNew                               is the number of Shares existing immediately after giving effect to the relevant change in CSG’s share capital;

provided, however, that this Condition 3 (a) (i) shall not apply to any Scrip Dividend or other Non-Cash Distribution, the issuance or distribution of which shall result in an adjustment to the Conversion Price pursuant to Condition 3 (a) (iii).

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Any such adjustment shall become effective on the date on which the Shares are first traded ex-entitlement on the Relevant Exchange.

(ii)                      Issues of Shares or Other Securities by way of conferring subscription or purchase rights

Subject to Condition 6 (d), if (a) CSG grants to holders of Shares any rights or options, warrants or other rights to subscribe for or acquire Shares, Other Securities or securities convertible or exchangeable into Shares or Other Securities or (b) any third party with the agreement of CSG issues to holders of Shares any rights, options or warrants to purchase any Shares, Other Securities or securities convertible or exchangeable into Shares or Other Securities (any right, option or warrant described in clause (a) or (b), a Purchase Right), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such grant or issuance by the result of the following formula:

(Pcum - R) / Pcum

where:

Pcum                                is the Volume Weighted Average Price of one Share on the later of (x) the Trading Day immediately preceding the date on which the Shares are first traded ex-Purchase Rights on the Relevant Exchange following the grant or issuance, as applicable, of the relevant Purchase Right and (y) the Trading Day on which the subscription or purchase price for the relevant Purchase Right is announced, or, if the day on which such subscription or purchase price is announced is not a Trading Day, the next following Trading Day; and

R                                             is the value of the relevant Purchase Right relating to one Share or Other Security, as applicable, such value to be calculated as follows:

(A)                            if the relevant Purchase Right relates to Shares:

R = Pcum - TERP

where:

TERP = ((Nold x Pcum) + (Nnew x (Prights + Div))) / (Nold + Nnew)

and:

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TERP        is the theoretical ex-rights price; and

Nold                           is the number of Shares existing before the change in share capital; and

Nnew                        is the number of Shares being newly issued; and

Prights          is the price at which one new Share can be subscribed, exercised or purchased; and

Div                          is the amount (in CHF) by which the dividend entitlement per existing Share exceeds the dividend entitlement per new Share, (x) if dividends have already been proposed to the general meeting of shareholders of CSG but not yet paid, based on the proposed dividend amount, or (y) if dividends have not yet been so proposed, based on the last dividend paid;

provided, however, that no such adjustment shall be made with respect to any Purchase Right relating to Shares if the subscription or purchase price for one new Share is at least 95 per cent. of Pcum;

(B)                          if the relevant Purchase Right relates to Other Securities or to securities convertible or exchangeable into Shares or Other Securities and such Purchase Right or Other Securities are traded on a regulated stock exchange in Switzerland, the European Union, the United States of America, Canada or Japan:

R =  Nrights x Prights

where:

Nrights                 is the number of Purchase Rights granted or issued per Share; and

Prights                  is the average of the last paid prices (in CHF) (or, if no dealing is recorded, the arithmetic mean of the bid and offered prices) on a spot basis of one Purchase Right on each Trading Day on which such Purchase Rights are traded or, if the subscription or purchase period in respect thereof is longer than ten Trading Days, the average of the

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last paid prices (or, if no dealing is recorded, the arithmetic mean of the bid and offered prices) on a spot basis on the first ten Trading Days of such period.

(C)                           if neither clause (A) or (B) of this Condition 6 (a) (ii) is applicable:

R shall be determined by a Common Expert.

Any such adjustment pursuant to this Condition 6 (a) (ii) shall become effective on

(1)                                      in the case of clause (A) of this Condition 6 (a) (ii), the date on which the Shares are first traded ex-Purchase Rights on the Relevant Exchange or, if the subscription or purchase price is announced only at a later time, the date that is one Trading Day after the announcement of the subscription or purchase price for the Purchase Right;

(2)                                      in the case of clause (B) of this Condition 6 (a) (ii), the date that is five Trading Days after the earlier of (x) the end of the subscription or purchase period and (y) the tenth day of the subscription or purchase period; and

(3)                                      in the case of clause (C) of this Condition 6 (a) (ii), the date determined by the Common Expert.

(iii)                   Non-Cash Distributions, including Scrip Dividends

Subject to Condition 6 (d), in the event of a Non-Cash Distribution, the Conversion Price shall be adjusted as follows:

(A)                 in the case of a Scrip Dividend, by multiplying the Conversion Price in force immediately prior to such Scrip Dividend by the result of the following formula:

N / (N + 1)

where:

N                             is the aggregate number of Shares entitling a holder of Shares to receive one Share pursuant to the terms of such Scrip Dividend;

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(B)                 in the case of a Non-Cash Distribution (other than a Scrip Dividend) that (x) consists of securities that are traded on a regulated stock exchange in Switzerland, the European Union, the United States of America, Canada or Japan or (y) has a value that is otherwise determinable by reference to a stock exchange quotation, by multiplying the Conversion Price in force immediately prior to such Non-Cash Distribution by the result of the following formula:

(Pcum - D) / Pcum

where

Pcum     is the Volume Weighted Average Price of one Share on the later of (x) the Trading Day immediately preceding the date on which the Shares are first traded ex-Non-Cash Distribution on the Relevant Exchange following the relevant Non-Cash Distribution and (y) the Trading Day on which the amount of the Non-Cash Distribution is announced, or, if the day on which the amount of the Non-Cash Distribution is announced is not a Trading Day, the next following Trading Day; and

D                is the value of the Non-Cash Distribution (in CHF) on the Trading Day immediately following the date in respect of which Pcum is determined, as determined by the Principal Paying and Conversion Agent;

(C)                in all other cases, by multiplying the Conversion Price in force immediately prior to such Non-Cash Distribution by the result of the following formula:

Pafter / Pbefore

where:

Pafter                                                    is the current market price per Share immediately after the date of such Non-Cash Distribution (for purposes of this Condition 6 (a) (iii) (C), the Issue Date); and

Pbefore                                              is the current market price per Share immediately prior to the Issue Date;

where for purposes of this provision the current market price per Share shall be deemed to be the average of the Volume Weighted Average Price of a Share (x) in the case of Pbefore, on each of the five consecutive Trading Days immediately preceding the date on which

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such Non-Cash Distribution is announced, and (y) in the case of Pafter, on each of the five consecutive Trading Days immediately after the Issue Date, in each case, as determined by the Principal Paying and Conversion Agent.

Any such adjustment pursuant to this Condition 6 (a) (iii) shall become effective (1) in the case of clauses (A) and (B) of this Condition 6 (a) (iii), on the date on which the Non-Cash Distribution is made, and (2) in the case of clause (C) of this Condition 6 (a) (iii), on the date that is the fifth Trading Day immediately after the Issue Date.

(iv)                 Issue of Shares and Rights in respect of Shares

Subject to Condition 6 (d), if (a) at any time on or after the Payment Date CSG issues any Shares or CSG or any of its subsidiaries issues any Rights, in each case, for a Consideration per Share that is less than the Conversion Price in effect on the Trading Day immediately preceding the date of issue (for purposes of this Condition 6 (a) (iv), the Issue Date) of the relevant Shares or Rights, as applicable (such lower Consideration per Share, the Future Placing Price), and (b) the Issue Date of the relevant Shares or Rights, as applicable, is on or prior to the Conversion Date, the Conversion Price shall be adjusted so that it equals the greater of (1) the Future Placing Price and (2) 75% of the Conversion Price in effect as of the Payment Date; provided, however, that if any such issue would also be subject to adjustment pursuant to clause (i), (ii) or (iii) of this Condition 6 (a), the Conversion Price shall be subject to adjustment pursuant to whichever clause of this Condition 6 (a) would produce a greater adjustment.

Any adjustment pursuant to Condition 6 (a) (iv) shall become effective on the relevant Issue Date.

(v)                    Other Events

If (A) the Issuer or the Guarantor determines, after consultation with the Principal Paying and Conversion Agent, or (B) the Principal Paying and Conversion Agent determines after consultation with the Issuer and the Guarantor, or (C) Holders who hold MACCS representing in the aggregate at least 25 per cent. of the aggregate principal amount of MACCS then outstanding notify the Principal Paying and Conversion Agent in writing that they believe, that, notwithstanding clauses (i) to (iv) of this Condition 6 (a), an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not described in this Condition 6 (a) or circumstances have arisen that might have an adverse effect on the Holders’ right to receive Shares upon conversion of the MACCS and no

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adjustment to the Conversion Price under this Condition 6 (a) would otherwise arise, the Principal Paying and Conversion Agent shall engage the services or obtain the advice of a Common Expert to determine as soon as practicable what adjustment, if any, to the Conversion Price or amendment, if any, to the terms of this Condition 6 would be fair and reasonable to take in order to take such events or circumstances into account and the date on which such adjustment or amendment should take effect; provided, however, that no such adjustment or amendment shall require the Guarantor or the Issuer to deliver any securities, cash or other assets to the Holders, other than any additional Shares and cash payments for Fractions related thereto, if any, that would be deliverable or payable upon conversion of the MACCS as a result of any such adjusted Conversion Price. The Principal Paying and Conversion Agent shall have no responsibility to make any enquiries as to whether or not any event has occurred that might require an adjustment to the Conversion Price or amendment, if any, to the terms of this Condition 6.

(b)                    Retroactive Adjustments

If the date of delivery of any Shares upon conversion of the MACCS is after the relevant record date for any issue, sale, grant or offer leading to an adjustment pursuant to Condition 6 (a), but the Conversion Date is before the relevant adjustment to the Conversion Price becomes effective thereunder, the Issuer shall (conditional upon the relevant adjustment becoming effective) ensure that there shall be issued to the Holder to whom such Shares are to be delivered such additional number of Shares (if any) (the Additional Shares) as, together with the Shares delivered or to be delivered upon conversion of such Holder’s MACCS (together with any Fraction to which such Holder is entitled in connection with such conversion), is equal to the Shares that would have been required to be delivered upon conversion of such Holder’s MACCS if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately prior to the Conversion Date (the Retroactive Adjustment). Without prejudice to the provisions of Condition 3, upon a Retroactive Adjustment becoming effective in accordance with this Condition 6 (b), the relevant Additional Shares shall be delivered as soon as possible after calculation of the number of the Additional Shares. Without prejudice to the foregoing and to mandatory provisions of applicable law, in the event that an issue, sale, grant or offer leading to an adjustment pursuant to Condition 6 (a) is effected between the Conversion Date and the date of delivery of the relevant Additional Shares or any other record date for such issue, sale, grant or offer, the Issuer shall request a Common Expert to determine the amount of the further consideration to be made available to each Holder, so that each Holder may be substantially treated as if such Holder had actually received the relevant Additional Shares on the date of delivery of the Shares due upon the conversion of the MACCS.

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(c)                    Calculation and Notice of Adjustments

(i)                         Each adjustment to be made pursuant to Condition 6 (a) shall be calculated by the Principal Paying and Conversion Agent and shall be (in the absence of manifest error) binding on all parties concerned. The Principal Paying and Conversion Agent shall for the purpose of the foregoing provisions only be liable for making, or not making, adjustments or taking, or not taking, any other measures in connection with the MACCS, if and to the extent that it fails to show the due care of a proper merchant. The Principal Paying and Conversion Agent may engage the services or obtain the advice of a Common Expert whose advice or services seem necessary to the Principal Paying and Conversion Agent and rely upon any advice so obtained, and the Principal Paying and Conversion Agent shall incur no liability as against the Issuer, the Guarantor or the Holders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice and in exercising due care of a proper merchant.

(ii)                      In the case of any adjustment pursuant to this Condition 6, the resulting Conversion Price, if not an integral multiple of CHF 0.01 (one hundredth of a Swiss franc), shall be rounded to the nearest whole or multiple of CHF 0.01, with CHF 0.005 (five thousandths of a Swiss franc) being rounded upwards.

(iii)                   Upon any adjustment to the Conversion Price pursuant to this Condition 6, the Issuer shall notify the Holders in accordance with Condition 12 as soon as practicable after the date on which such adjustment becomes effective.

(d)                    Events not Giving Rise to Adjustments

Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made:

(i)                         as a result of any issue or distribution of Shares or Other Securities if the pre-emptive right (Bezugsrecht) in respect thereof under the Swiss Federal Code of Obligations has been validly excluded by resolution of the general meeting of shareholders or the board of directors of CSG unless a pre-emptive right in respect thereof is granted indirectly to the shareholders by a third party with the agreement of CSG; or

(ii)                      as a result of any public issue of bonds convertible into Shares or bonds with options to subscribe for Shares, such Shares being sourced from conditional capital (bedingtes Kapital), conversion capital (Wandlungskapital) or authorised capital (genehmigtes Kapital) of CSG, irrespective of whether in respect of such issue the advance subscription rights to acquire such bonds (Vorwegzeichnungsrecht) have been excluded

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or not, unless advance subscription rights have been granted and are traded on the Relevant Exchange; or

(iii)                   as a result of the payment of any Cash Distribution; or

(iv)                 if, as a result of any spin-off or capital distribution by CSG, CSG sells any share, right, warrant or other security representing the same (an Interest) in any of its subsidiaries to holders of Shares at fair value, and for this purpose:

(A)                 where such Interest is listed on, traded on, or dealt in any stock exchange, the fair value of such Interest shall be at least 95 per cent. of the average of the last paid prices therefor on such stock exchange (or, if more than one, the principal such stock exchange) on each of the ten Trading Days commencing on the 20th Trading Day before the day on which CSG officially announces the terms and conditions for such sale, as determined by the Principal Paying and Conversion Agent;

(B)                 where such Interest is not so listed, traded or dealt in, the fair value of such Interest shall be at least 95 per cent. of the intrinsic value thereof. The Issuer shall, at its own expense, instruct a Common Expert to determine as soon as practicable the intrinsic value of such Interest; or

(v)                    if Shares or Other Securities (including rights or options in relation to Shares and Other Securities) are issued, offered or granted to, or for the benefit of, directors or employees, or former directors or employees, of CSG or any of its subsidiaries or any associated company or to trustees to be held for the benefit of any such person in any such case pursuant to any employee share or option scheme; or

(vi)                 if an increase in the Conversion Price would result from such adjustment, except in case of an exchange of the Shares for Other Securities or a consolidation of Shares; or

(vii)               if such adjustment would result in the Conversion Price falling below the nominal value of a Share; provided, however, that, in such a case, (A) the Conversion Price shall be adjusted down to the nominal value of a Share (such adjustment becoming effective in accordance with the relevant clause of Condition 6 (a)), and (B) the remaining reduction in the Conversion Price that would have otherwise been made as a result of such adjustment, as well as any subsequent adjustments that would otherwise be made pursuant to this Condition 6 but for this clause (vii), shall be carried forward

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and only applied if and to the extent the nominal value of a Share is subsequently reduced.

7.                Payment of Additional Amounts, Taxation

All payments in respect of the MACCS by or on behalf of the Issuer to the Principal Paying and Conversion Agent pursuant to these Terms of the MACCS shall be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or governmental charges of any nature (Taxes) imposed, levied, collected, withheld or assessed by or within Guernsey or Switzerland, as the case may be, or any political sub-division thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event that any payment by or on behalf of the Issuer pursuant to these Terms of the MACCS is subject to withholding or deduction for, or on account of, any Taxes by requirement of law in Guernsey or Switzerland, as the case may be, or any political sub-division thereof or any authority therein or thereof having power to tax, such additional amounts (Additional Amounts) shall be payable by the Issuer as shall result in the Holders receiving the amounts that they would have received pursuant to these Terms of the MACCS if no such withholding or deduction had been required. However, no such Additional Amounts shall be payable on account of any Taxes that:

(a)                   are payable by reason of the Holder of the relevant MACCS having, or having had, some personal or business connection with Guernsey or Switzerland and not merely by reason of the holding of such MACCS; or

(b)                   are payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due, or is duly provided for and notice thereof is given to the Holders in accordance with Condition 12, whichever occurs later; or

(c)                   where such withholding or deduction is imposed on a payment and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income (the Directive) or any law implementing or complying with, or introduced in order to conform to such Directive; or

(d)                   where such withholding or deduction is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Directive including, but not limited to, the agreement between the European Union and Switzerland of 26 October 2004 or the agreements between Guernsey and the EU Member States and any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(e)                   where such withholding or deduction is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to

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principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on 24 August 2011, in particular, the principle to have a person other than the Issuer withhold or deduct tax; or

(f)                      where such withholding or deduction is required to be made pursuant to any agreements between Switzerland and other countries on final withholding taxes (Abgeltungssteuer) levied by Swiss paying agents in respect of persons resident in the other country on income of such person on MACCS booked or deposited with a Swiss paying agent and any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(g)                   any combination of two or more of the items described in clauses (a) to (f) above.

8.                Status

The MACCS constitute direct, unconditional, unsecured and subordinated obligations of the Issuer. In the event of the liquidation, dissolution or winding-up of the Issuer, by bankruptcy or otherwise, Holders claims in respect of the MACCS shall rank junior to the claims of all secured or unsecured creditors of the Issuer and senior to holders of all classes of shares of the Issuer, except for such preferences as are provided for by any mandatorily applicable provision of law.

9.                Accelerated Conversion

(a)                   Accelerated Conversion Event

Each of the following events shall constitute an Accelerated Conversion Event:

(i)                          the Issuer or the Guarantor fails to pay any amount payable under these Terms of the MACCS or the Guarantee, respectively, when and as the same becomes due and payable, and such failure continues for a period of ten Trading Days; or

(ii)                       the Issuer or the Guarantor fails to perform or comply with any of its obligations under these Terms of the MACCS or the Guarantee, respectively (other than those described in clause (i) of this Condition 9 (a)) and such failure is incapable of remedy or, if capable of remedy, is not remedied within 30 Trading Days after notice of such failure shall have been given by the Principal Paying and Conversion Agent to the Issuer; or

(iii)                    the Issuer or CSG is (or is deemed by law or a court or a competent regulator to be) bankrupt or unable to pay its debts, stops or suspends payment of all or a material part of its debts, initiates or becomes subject to proceedings relating to itself under any applicable bankruptcy, liquidation,

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insolvency, composition (Nachlassvertrag), restoration (Sanierungsverfahren), administration or insolvency law, proposes or makes a stay of execution, a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting any debts of the Issuer or CSG; or

(iv)              CSG fails to pay any amount due in respect of any of its present or future loans or indebtedness (excluding its obligations arising under the Guarantee) for or in respect of borrowed money or any indemnity in respect of any borrowed money, in each case after any applicable grace period, provided that the aggregate amount of the amounts so due and unpaid is greater than or equal to CHF 150,000,000 or its equivalent in another currency (on the basis of the middle spot rate for the relevant currency against the CHF as quoted by any leading bank at the place of payment of such debt on the day on which this clause (iv) operates, as determined by the Principal Paying and Conversion Agent); provided, further, that this clause (iv) shall not apply to any amount that a competent court or the Regulator has ordered not to be paid; or

(v)                   a Take-over Bid is formally announced (A) by publication of either a pre-announcement (Voranmeldung) or a prospectus or offer notice, respectively, in the print media pursuant to the rules set forth in the Swiss Federal Act on Stock Exchanges and Securities Trading (SESTA) and its implementing ordinances or (B) pursuant to any other applicable regulation; or

(vi)                the (A) consolidation or merger of CSG with any other entity (other than a consolidation or merger pursuant to which CSG will be the resulting or surviving entity), or (B) sale or transfer of all or substantially all of the assets of CSG is approved by resolution of the general meeting of shareholders or, if no such approval is required under applicable law, is formally announced by CSG; or

(vii)             the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(viii)          the Regulator has notified CSG that neither the MACCS nor the Share Purchase Option Agreement shall, as at any date on or following the Basel III Regulations Date, have the effect that (or shall any longer have the effect that), pursuant to either National Regulations or BIS Regulations, CSG (on a consolidated basis) may record in respect of the MACCS and/or the Share Purchase Option Agreement an amount of Common Equity Tier 1 Capital equal to or greater than the net proceeds from the issuance of the MACCS, less the aggregate Fixed Interest Amounts, less the aggregate

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Floating Interest Amounts, if any, paid by the Issuer or the Guarantor prior to such date; or

(ix)                a Contingency Event or a Viability Event has occurred.

(b)                   Accelerated Conversion Events other than a Contingency Event or a Viability Event

(i)                        Upon the occurrence of any Accelerated Conversion Event (other than a Contingency Event or a Viability Event), the Issuer shall notify the Principal Paying and Conversion Agent without delay and provide the Principal Paying and Conversion Agent with the necessary documents. The Issuer accepts responsibility for the information contained in any such documents.

(ii)                     If the Principal Paying and Conversion Agent determines that an Accelerated Conversion Event (other than a Contingency Event or a Viability Event) has occurred (whether or not the Issuer has complied with its notice obligations set forth in clause (i) of this Condition 9 (b)),

(A)                          the Principal Paying and Conversion Agent shall (x) notify the Issuer and (y) immediately notify the Holders in accordance with Condition 12 (such notice, an Accelerated Conversion Notice); and

(B)                          each outstanding MACCS shall be converted, and, if applicable, each Holder shall be deemed to have exercised its right to convert the MACCS held by such Holder, on the applicable Conversion Date into such number of Shares as is equal to the Conversion Ratio in effect on such Conversion Date (subject as set out in Condition 3 (a) in respect of a Holder holding more than one MACCS) (such conversion, an Accelerated Conversion), and such Shares (and cash payments for Fractions, if any) shall be delivered in accordance with Condition 3 (d);

provided, however, that, in the case of an Accelerated Conversion Event described under clause (iii) of Condition 9 (a), no Accelerated Conversion Notice or notification of the Issuer shall be required.

(c)                   Contingency Event Conversion

(i)                          Upon the occurrence of a Contingency Event, each outstanding MACCS shall be converted, and, if applicable, each Holder shall be deemed to have exercised its right to convert the MACCS held by such Holder, on the applicable Conversion Date into such number of Shares as is equal to the Conversion Ratio in effect on such Conversion Date (subject as set out in

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Condition 3 (a) in respect of a Holder holding more than one MACCS) (such conversion, a Contingency Event Conversion), and such Shares (and cash payments for Fractions, if any) shall be delivered in accordance with Condition 3 (d).

(ii)                       A Contingency Event shall be deemed to have occurred if the Issuer or the Guarantor has given the Holders a Contingency Event Notice in accordance with clause (iii) of this Condition 9 (c).

(iii)                    A Contingency Event Notice means the notice that the Issuer or the Guarantor shall give to the Holders in accordance with Condition 12 (A) stating that (1) the Capital Ratio is below the Threshold Ratio, in each case as at the date of the financial statements contained in the Quarterly Financial Report published on, or most recently prior to, the date of such Contingency Event Notice, and (2) conversion of the MACCS will take place pursuant to clause (i) of this Condition 9 (c), and (B) specifying the applicable Conversion Date, which date shall be no later than 20 Business Days after the date of such Contingency Event Notice, and the circumstances giving rise to the Contingency Event.

The Issuer or the Guarantor shall give any such Contingency Event Notice no later than the fifth Business Day after the date of publication of the relevant Quarterly Financial Report and shall deliver to the Principal Paying and Conversion Agent a notice stating the terms of the consequent Contingency Event Conversion.

(d)                   Viability Event Conversion

(i)                          Upon the occurrence of a Viability Event,

(A)                                             the Issuer or the Guarantor shall give a Viability Event Notice to the Holders in accordance with Condition 12 within three Business Days of the date on which such Viability Event occurred; and

(B)                                             each outstanding MACCS shall be converted, and, if applicable, each Holder shall be deemed to have exercised its right to convert the MACCS held by such Holder, on the applicable Conversion Date into such number of Shares as is equal to the Conversion Ratio in effect on such Conversion Date (subject as set out in Condition 3 (a) in respect of a Holder holding more than one MACCS) (such conversion, a Viability Event Conversion), and such Shares (and cash payments for Fractions, if any) shall be delivered in accordance with Condition 3 (d).

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(ii)                      A Viability Event shall be deemed to have occurred if:

(A)                                             the Regulator has notified CSG that it has determined that conversion of the MACCS is, because customary measures to improve CSG’s capital adequacy are at the time inadequate or unfeasible, an essential requirement to prevent CSG from becoming insolvent, bankrupt or unable to pay a material part of its debts as they fall due, or from ceasing to carry on its business; or

(B)                                           customary measures to improve CSG’s capital adequacy being at the time inadequate or unfeasible, CSG has received an irrevocable commitment of extraordinary support from the Public Sector (beyond customary transactions and arrangements in the ordinary course) that has, or imminently will have, the effect of improving CSG’s capital adequacy and without which, in the determination of the Regulator, CSG would have become insolvent, bankrupt, unable to pay a material part of its debts as they fall due or unable to carry on its business; or

(C)                                            the Capital Ratio contained in any Interim Capital Report in respect of an Interim Report Date is below five per cent. and, as a consequence, the conversion into equity or write off of any or all Progressive Capital Instruments in issue at such time occurs or, in the determination of the Regulator, would have occurred but for conversion of the MACCS.

10.        Substitution of the Issuer

The Issuer may, without the consent of the Holders, at any time, substitute for itself as principal debtor under the MACCS any non-Swiss company that is not resident in Switzerland for Swiss tax purposes and in which the Issuer or CSG directly or indirectly hold at least 95 per cent. of the capital and voting rights (any such entity, a Substitute Issuer), provided that:

(a)                   in the opinion of the Principal Paying and Conversion Agent, (i) the Substitute Issuer is in a position to fulfil all payment obligations arising from or in connection with the MACCS in freely convertible CHF without any need to deduct or withhold any taxes or duties at source and to transfer without restriction all amounts required to be paid under the MACCS to the Principal Paying and Conversion Agent and (ii) the interests of the Holders are adequately protected;

(b)                   the Substitute Issuer has obtained all necessary governmental authorisations of the country in which it is domiciled and, if different, the country in which it is deemed resident for tax purposes;

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(c)                   the Issuer and the Substitute Issuer have entered into such documents as are necessary to give effect to such substitution and pursuant to which (i) the Substitute Issuer has undertaken in favor of each Holder to be bound by these Terms of the MACCS as the principal debtor under the MACCS in place of the Issuer, and (ii) the Substitute Issuer has assumed, and the Issuer has assigned to the Substitute Issuer, all the rights and obligations of the Issuer under the Share Purchase Option Agreement, the Agency Agreement and all other agreements relating to the MACCS;

(d)                   the Substitute Issuer’s sole business purpose is to act as issuer of the MACCS and counterparty to CSG under the Share Purchase Option Agreement, and doing anything that is incidental or conducive to such business purpose, and the Substitute Issuer shall not have the power to borrow money from any third party (provided, however, that the Substitute Issuer shall be permitted to borrow money (whether secured or unsecured) from any member of the Group for purposes of achieving its business purpose);

(e)                   the SIX Swiss Exchange shall have confirmed that, following such substitution, the MACCS will continue to be listed on the SIX Swiss Exchange;

(f)                      the Substitute Issuer and the Issuer have obtained legal opinions from independent legal advisors of recognised standing in the country of incorporation of the Substitute Issuer and in Switzerland that the obligations of the Substitute Issuer under the MACCS are legal, valid and binding obligations and that all authorisations as aforesaid have been obtained;

(g)                   CSG has issued an irrevocable and unconditional guarantee as per art. 111 of the Swiss Federal Code of Obligations in respect to the obligations of the Substitute Issuer under the MACCS that is (i) in form and content satisfactory to the Principal Paying and Conversion Agent and (ii) not less advantageous to the Holders than the Guarantee; and

(h)                   if the Substitute Issuer is not organized under the laws of Switzerland, the Substitute Issuer has appointed a process agent as its agent in Switzerland to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the MACCS.

The Holders shall be notified of any such substitution in accordance with Condition 12.

In the event of such substitution, any reference in these Terms of the MACCS to the Issuer shall be deemed to refer to the Substitute Issuer and any reference to Guernsey (as far as made in connection with the Issuer) shall be deemed to refer to the country in which the Substitute Issuer is domiciled and, if different, the country in which the Substitute Issuer is deemed resident for tax purposes.

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11.        Guarantee

(a)                   As security for the MACCS, the Guarantor has issued, on a subordinated basis to the extent described therein, the following unconditional and irrevocable guarantee (the Guarantee):

Quote

Guarantee

(in the meaning of article 111 of the Swiss Federal Code of Obligations (CO), the Guarantee)

1.                          Credit Suisse Group AG (the Guarantor), being informed that Credit Suisse Group (Guernsey) V Limited, Helvetia Court, South Esplanade, St Peter Port, Guernsey, GY1 3WF (the Issuer) issued and sold CHF 3,802,944,000 4 per cent. Subordinated Mandatory and Contingent Convertible Securities due 2013 (the MACCS), which are mandatorily convertible into registered shares with nominal value of CHF 0.04 each of the Guarantor (the Shares), hereby irrevocably and unconditionally guarantees, on a subordinated basis to the extent described herein, to the holders of the MACCS (the Holders) in accordance with article 111 CO, irrespective of the validity of the MACCS and the bond placement agreement dated as of 18 July 2012 (the Agreement), among the Issuer, the Guarantor and Credit Suisse AG, as sole bookrunner and placement agent, and, waiving all rights of objection and defence arising from the MACCS and the Agreement, the due payment of the Fixed Interest Amount, Floating Interest Amounts, if any, and any other amounts expressed to be due and payable by the Issuer under and pursuant to the Terms of the MACCS and, upon conversion of the MACCS pursuant to the Terms of the MACCS and subject to Article 3 hereof, the due delivery of the Shares expressed to be deliverable by the Issuer under the Terms of the MACCS. Accordingly, the Guarantor agrees to pay or deliver to the Principal Paying and Conversion Agent (such term and each other capitalised term used but not defined herein, as defined in the Terms and Conditions of the MACCS established pursuant to the Agreement (the Terms of the MACCS)), on behalf of the Holders, within seven days after the receipt by the Guarantor of the first written demand from the Principal Paying and Conversion Agent (or, failing which, any Holder) for payment or delivery, as the case may be, and the Principal Paying and Conversion Agent’s (or, failing which, such Holder’s) confirmation in writing that an amount has become due and payable by the Issuer under the MACCS that is equivalent to the amount claimed under the Guarantee, and such amount remains unpaid, or that as a result of the conversion of the MACCS or otherwise Shares were required to be delivered by the Issuer under the

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Terms of the MACCS but were not delivered, any amount so confirmed to be due and payable and/or any number of Shares so confirmed to be deliverable by the Issuer under the Terms of the MACCS.

2.                          All payments in respect of the MACCS by or on behalf of the Guarantor under this Guarantee to the Principal Paying and Conversion Agent shall be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or governmental charges of any nature (Taxes) imposed, levied, collected, withheld or assessed by or within Switzerland or any political sub-division thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event that any payment by or on behalf of the Guarantor under this Guarantee is subject to withholding or deduction for, or on account of, any Taxes by requirement of law in Switzerland or any political sub-division thereof or authority therein or thereof having the power to tax, such additional amounts (Additional Amounts) shall be payable by the Guarantor as shall result in the Holders receiving the amounts that they would have received under this Guarantee if no such withholding or deduction had been required. However, no such Additional Amounts shall be payable on account of any Taxes that:

(a)                   are payable by reason of the Holder of the relevant MACCS having, or having had, some personal or business connection with Switzerland and not merely by reason of the holding of such MACCS; or

(b)                   are payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due, or is duly provided for and notice thereof is published in accordance with Condition 12 of the Terms of the MACCS, whichever occurs later; or

(c)                   where such withholding or deduction is imposed on a payment and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income (the Directive) or any law implementing or complying with, or introduced in order to conform to such Directive; or

(d)                   where such withholding or deduction is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Directive including, but not limited to, the agreement between the European Union and Switzerland of 26 October 2004, and any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

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(e)                   where such withholding or deduction is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on 24 August 2011, in particular, the principle to have a person other than the Issuer withhold or deduct tax; or

(f)                      where such withholding or deduction is required to be made pursuant to any agreements between Switzerland and other countries on final withholding taxes (Abgeltungssteuer) levied by Swiss paying agents in respect of persons resident in the other country on income of such person on MACCS booked or deposited with a Swiss paying agent and any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(g)                   any combination of two or more of the items described in clauses (a) to (f) above.

3.                          For the duration of any suspension pursuant to Condition 3 (d) (ii) of the Terms of the MACCS, the Guarantor shall not be obliged to create and deliver Shares and, accordingly, any claims of the Holders against the Guarantor for the delivery of Shares shall be suspended.

4.                          This Guarantee constitutes a direct, unconditional, unsecured and, to the extent described below, subordinated, obligation of the Guarantor.

(a)                   Should the Guarantor become bankrupt or be liquidated or otherwise wound-up, the claims of each Holder against the Guarantor under this Guarantee for the delivery of Shares shall be converted into a monetary claim against the Guarantor that entitles such Holder to participate in the liquidation proceeds of the Guarantor as if a holder of Shares, and not as a creditor, pro rata in accordance with the number of Shares to which such Holder would have been entitled if its MACCS had been converted into the number of Shares per MACCS as is equal to the Conversion Ratio on the date that such bankruptcy, liquidation or other winding-up commenced. Claims of Holders in respect of the Fixed Interest Amount, Floating Interest Amounts, if any, or any other monetary amounts due and payable under this Guarantee shall comprise a claim in the liquidation proceeds of the Guarantor for such amounts.

(b)                   Save for such obligations as may be preferred by mandatory provisions of applicable law, the claims of a Holder against the Guarantor under this Guarantee shall rank as follows: (i) monetary

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claims in lieu of the delivery of Shares shall rank junior to the claims of all creditors of the Guarantor and pari passu with the rights of the holders of Shares; and (ii) claims in respect of the Fixed Interest Amount, Floating Interest Amounts, if any, and any other monetary amounts due and payable under this Guarantee shall rank pari passu with the claims of all unsecured and unsubordinated creditors of the Guarantor.

5.                          Payments under this Guarantee shall be made in CHF. The Guarantor undertakes to pay to the Principal Paying and Conversion Agent on behalf of the Holders without costs to be borne by the Principal Paying and Conversion Agent, without any restrictions, and whatever the circumstances may be, irrespective of nationality or domicile of the beneficiary of such payments and without requiring any affidavit or the fulfilment of any other formality, any sums due pursuant to this Guarantee in CHF freely disposable. Any transfer tax that may be imposed on the transfer of such funds to the Principal Paying and Conversion Agent shall be borne by the Guarantor.

6.                          If any payment obligation of the Guarantor in favour of the Holders must be converted by law from CHF into a currency other than CHF (whether for purposes of making or filing a claim against the Guarantor in relation to this Guarantee, obtaining an order or judgment in relation to this Guarantee or otherwise), the Guarantor undertakes as a separate and independent obligation to indemnify the Holders for any shortfall caused by fluctuations in the exchange rates used to effect such conversions. The exchange rate used to calculate any such shortfall shall be the Principal Paying and Conversion Agent’s spot rates of exchange between CHF and the relevant other currency on the date on which such conversion was necessary.

7.                          This Guarantee shall give rise to a separate and independent cause of action against the Guarantor, shall apply irrespective of any indulgence or waiver granted to the Issuer by the Principal Paying and Conversion Agent or any Holder from time to time and shall continue in full force and effect notwithstanding any judgement or order against the Issuer and/or the Guarantor.

8.                          This Guarantee is governed by and construed in accordance with the laws of Switzerland.

Any dispute arising out of or in connection with this Guarantee shall be settled in accordance with Swiss law and shall fall within the exclusive jurisdiction of the courts of the city of Zurich and, if permitted, the Commercial Court of the Canton of Zurich, the place of jurisdiction being Zurich 1.

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Unquote

(b)                   The Principal Paying and Conversion Agent undertakes to call on the Guarantee and to claim from the Guarantor in accordance with the terms of the Guarantee any due but unpaid amount or any Shares deliverable but not delivered by the Issuer. Upon receipt, the Principal Paying and Conversion Agent undertakes to forward such amount or such Shares to the relevant Holders waiving all rights of set-off with respect to such Holders; provided, however, that the Principal Paying and Conversion Agent is entitled to deduct from the received amount all costs and expenses related to the collection of said amount, including court fees and legal fees.

12.        Notices

All notices to Holders regarding the MACCS shall be given without cost to the Holders through the Principal Paying and Conversion Agent (a) for so long as the MACCS are listed on the SIX Swiss Exchange, either (i) by means of electronic publication on the internet website of the SIX Swiss Exchange (www.six-swiss-exchange.com), where notices are currently published under the address www.six-swiss-exchange.com/news/official_notices/search_en.html, or (ii) otherwise in accordance with the regulations of the SIX Swiss Exchange, and (b) otherwise, in a daily newspaper with general circulation in Switzerland (which is expected to be the Neue Zürcher Zeitung). Any notices so given shall be deemed to have been validly given on the date of such publication.

13.        Listing

The Issuer and the Guarantor shall use their reasonable best efforts to have the MACCS listed on the SIX Swiss Exchange and to maintain such listing until (and including) the earlier of (a) the date that is three Trading Days prior to the Maturity Date and (b) the date on which the MACCS are converted pursuant to Condition 9.

The Guarantor shall use its reasonable best efforts to maintain a listing for all issued Shares on the SIX Swiss Exchange or any other Relevant Exchange.

14.        Currency Indemnity

If any payment obligation of the Issuer in favour of the Holders must be converted by law from CHF into a currency other than CHF (whether for purposes of making or filing a claim against the Issuer in relation to the MACCS, obtaining an order or judgment in relation to the MACCS or otherwise), the Issuer undertakes as a separate and independent obligation to indemnify the Holders for any shortfall caused by fluctuations in the exchange rates used to effect such conversions. The exchange rate used to calculate any such shortfall shall be the Principal Paying and Conversion Agent’s spot

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rates of exchange between CHF and the relevant other currency on the date on which such conversion was necessary.

15.        Governing Law and Jurisdiction

These Terms of the MACCS (except for the subordination provisions of Condition 8, which shall be governed by and construed in accordance with the laws of the Island of Guernsey), the MACCS and the Permanent Global Certificates shall be governed by and construed in accordance with the laws of Switzerland.

Any dispute arising from or in connection with these Terms of the MACCS, the MACCS or the Permanent Global Certificates shall be settled in accordance with Swiss law and fall within the exclusive jurisdiction of the courts of the city of Zurich, Switzerland, and, if permitted, the Commercial Court of the Canton of Zurich, the place of jurisdiction being Zurich 1. The submission of the Issuer to the exclusive jurisdiction is made for the benefit of the Holders only.

The Issuer designates CSG as its representative for the service of judicial documents pursuant to article 140 of the Swiss Civil Procedure Code, and elects special domicile pursuant to article 50 of the Swiss Act of Debt Enforcement and Bankruptcy at the offices of CSG in Zurich, Switzerland.

The Issuer shall be discharged by and to the extent of any payment or delivery of Shares made in respect of any MACCS to a person recognised as a creditor by an enforceable judgment of a Swiss court or any court charged to adjudicate pursuant to the following paragraph.

The Holders are also at liberty to enforce their rights and to take legal action against the Issuer before the competent courts of the domicile of the Issuer or any other competent court or authority, in which case the laws of Switzerland (or, in the case of the subordination provisions of Condition 8, the laws of the Island of Guernsey) shall be applicable as provided for in the first paragraph of this Condition 15.

16.        Holders’ Meetings

(a)                   The Holders’ Representative or the Issuer and/or the Guarantor may at any time convene a meeting of the Holders (a Holders’ Meeting).

(b)                   If the Maturity Date or an Accelerated Conversion Event has occurred, but Shares have not yet been delivered to the Holders pursuant to these Terms of the MACCS, the Holders who (i) hold MACCS representing in the aggregate at least ten per cent. of the aggregate principal amount of MACCS then outstanding and (ii) are entitled to participate and to vote at Holders’ Meetings pursuant to clauses (g) and (i) of this Condition 16 may at any time require the Holders’ Representative to convene a Holders’ Meeting and, upon receipt of notice from

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such Holders stating that a Holders’ Meeting is required, the Holders’ Representative shall convene a Holders’ Meeting as soon as commercially possible.

(c)                   The costs for a Holders’ Meeting shall be borne by the Issuer or, if the Issuer is prohibited by law to pay these costs and such Holders’ Meeting is convened by Holders pursuant to clause (b) of this Condition 16, by the Holders convening such meeting (each such Holder bearing its pro rata share of such costs in accordance with the percentage of MACCS it holds out of the MACCS held by such Holders at the time of such Holders’ notice to the Holders’ Representative requiring a Holders’ Meeting).

(d)                   A Holders’ Meeting may consider any matter affecting the interests of the Holders (other than matters on which the Holders’ Representative has previously exercised its rights pursuant to Condition 17), including any modification of, or arrangement in respect of, these Terms of the MACCS.

(e)                   Notice convening a Holders’ Meeting shall be given at least 20 days prior to the proposed date thereof. Such notice shall (i) be given in accordance with Condition 12 at the expense of the Issuer, (ii) state generally the nature of the business to be transacted at such Holders’ Meeting, (iii) if an Extraordinary Resolution is being proposed, state the wording of the proposed resolution or resolutions, and (iv) specify the day, hour and place of such Holders’ Meeting and the formal requirements described in clause (g) of this Condition 16. The Issuer and the Principal Paying and Conversion Agent shall make a copy of such any notice available for inspection by the Holders during normal business hours at each of their respective head offices.

Notice of any resolution passed at a Holders’ Meeting shall be published by the Holders’ Representative on behalf and at the expense of the Issuer in accordance with Condition 12 not less than ten days after the date of such Holders’ Meeting; provided, however, that any failure to publish such notice shall not invalidate such resolution.

(f)                      All Holders’ Meetings shall be held in Zurich, Switzerland. A chairman (the Chairman) shall be nominated by the Holders’ Representative in writing. If no person has been so nominated or if the nominated person is not present at the Holders’ Meeting within 30 minutes after the time fixed for holding such Holders’ Meeting, the Holders present shall choose the Chairman.

The Chairman shall lead and preside over the Holders’ Meeting. It shall be the Chairman’s duty, among other things, to determine the presence of persons entitled to vote and to inquire if the quorum required by clause (h) of this Condition 16 is present. The Chairman shall instruct the Holders as to the

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procedure of the Holders’ Meeting and the resolutions to be considered, and sign the minutes referred to in clause (l) of this Condition 16.

In the case of any equality of votes, the Chairman shall have a casting vote.

A declaration by the Chairman that a resolution has been passed or supported by a particular majority in accordance with clause (j) of this Condition 16 or lost or not supported by a particular majority in accordance with clause (j) of this Condition 16 shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

(g)                   Each person who produces a certificate issued by a bank or Intermediary, as the case may be, in respect of one or more MACCS relating to the relevant Holders’ Meeting is entitled to attend, and vote on the resolutions proposed at, such Holders’ Meeting. Such certificates shall (i) be dated prior to the date of the Holders’ Meeting and (ii) confirm that the relevant MACCS is/are deposited in a securities account (Effektenkonto) with the bank or Intermediary, as the case may be, issuing such the relevant certificate and will remain so deposited with such bank or Intermediary, as the case may be, until and including the date of such Holders’ Meeting and (iii) confirm that such bank or Intermediary, as the case may be, has not issued any other such certificate with respect to such MACCS.

(h)                   The quorum necessary in order to vote on resolutions proposed at a Holders’ Meeting shall be persons who (i) are entitled to vote at such Holders’ Meetings pursuant to clause (g) and (i) of this Condition 16 and (ii) hold MACCS representing in the aggregate at least (A) in the case of an Ordinary Resolution, 25 per cent., and (B) in the case of an Extraordinary Resolution, 66 per cent., of the aggregate principal amount of all outstanding MACCS at the time of such Holders’ Meeting.

If within 30 minutes after the time fixed for holding the relevant Holders’ Meeting a sufficient quorum is not present, such Holders’ Meeting shall be dissolved.

(i)                        Holders’ voting rights shall be determined according to the principal amount of outstanding MACCS held by each such Holder. Each MACCS (with, for the avoidance of doubt, a principal amount of CHF 1,000) shall entitle the Holder thereof to one vote.

MACCS held by or on behalf of the Issuer and/or the Guarantor or any other natural person or legal entity

(i)                                            that directly or indirectly owns or controls more than 50 per cent. of the equity share capital of the Issuer and /or the Guarantor, or

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(ii)                                         of which, in the case of a legal entity, more than 50 per cent. of the equity share capital is directly or indirectly controlled by the Issuer and/or the Guarantor, or

(iii)                                      with respect to which the Issuer and/or the Guarantor is in a position to exercise, directly or indirectly, control over the decisions or actions of such natural person or legal entity, irrespective of whether or not such person or entity is affiliated with the Issuer and/or the Guarantor, shall not be entitled to vote at any Holders’ Meeting.

(j)                        A resolution shall be validly passed if approved by (i) in the case of an Ordinary Resolution, 51 per cent., and (ii) in the case of an Extraordinary Resolution, 66 per cent. of the votes cast at a duly convened Holders’ Meeting held in accordance with this Condition 16.

Every proposal submitted to a Holders’ Meeting shall be decided upon by a poll.

(k)                   An Extraordinary Resolution shall be necessary to decide on the following matters at a Holders’ Meeting:

-    to postpone the maturity of any MACCS beyond the Maturity Date, or

-    to change the Fixed Interest Payment Date or any Floating Interest Payment Date with respect to any MACCS, or

-    to change the Fixed Interest Amount or any Floating Interest Amount or the method of computation of any such amount payable with respect to any MACCS, or

-    to change any other payment provision for payment contained in these Terms of the MACCS, or

-    to amend or modify or waive the whole or any parts of Conditions 3 (d) (iii), 8, or 10 or clause (g), (h), (i), (j) or (k) of this Condition 16, or

-    to amend or modify any provision in these Terms of the MACCS relating to the conversion of the MACCS into Shares,

-    to change the choice of law or the jurisdiction clause contained in Condition 15, or

-    to amend or modify any of the provisions of the Guarantee.

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The foregoing list of matters for which an Extraordinary Resolution shall be necessary is exhaustive.

(l)                        Any resolution approved at a Holders’ Meeting held in accordance with this Condition 16 shall be conclusive and binding on the Issuer and the Guarantor and on all present or future Holders, whether or not present at the relevant Holders’ Meeting, and regardless of whether such Holders have approved such resolution. The Holders shall not be entitled to any improvement of their position vis-à-vis the Issuer or the Guarantor pursuant to a resolution approved at a Holders’ Meeting without the prior written approval of the Issuer or the Guarantor, as the case may be. Any resolution approved at a Holders’ Meeting that increases the obligations of the Issuer under these Terms of the MACCS shall become effective only after the Issuer and the Guarantor have approved such resolution in writing.

Minutes of all resolutions and proceedings at a Holders’ Meeting shall be prepared and signed by the Chairman.

(m)              If no Holder attends, or an insufficient number of Holders attend, a Holders’ Meeting, the right to decide any measures to protect the interests of the Holders shall revert to the absolute discretion of the Holders’ Representative. Any such decision of the Holders’ Representative shall be final and binding upon the Issuer, the Guarantor and the Holders. Any such decision shall be notified to the Holders in accordance with Condition 12.

17.        Amendment to the Terms of the MACCS

These Terms of the MACCS may be amended from time to time by agreement among the Issuer, the Guarantor and the Holders’ Representative, acting on behalf of and with effect for all present and future Holders, provided that, in the reasonable opinion of the Holders’ Representative, such amendment is (a) of a formal, minor or technical nature, (b) made to correct a manifest error or (c) not materially prejudicial to the interests of the Holders.

Notwithstanding Condition 16, the Issuer and the Guarantor may without consent or approval of the Holders make such amendments to these Terms of the MACCS as they consider necessary or desirable to give effect to the provisions of Condition 6 (a) (iv).

Any amendment pursuant to this Condition 17 shall be notified to the Holders in accordance with Condition 12 and be binding on the Issuer, the Guarantor and the Holders in accordance with its terms.

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18.        Role of Credit Suisse AG

Credit Suisse AG has been appointed to act as sole bookrunner and placement agent, Principal Paying and Conversion Agent and listing agent with respect to the MACCS. In addition, if Credit Suisse AG acts as Holders’ Representative, it shall do so acting on behalf of and for the benefit of the Holders, but only in the cases stated explicitly in these Terms of the MACCS, and shall in so acting have regard solely to the best interest of the Holders.

19.        Definitions

In these Terms of the MACCS:

(1)                   Accelerated Conversion has the meaning assigned to such term in Condition 9 (b);

(2)                   Accelerated Conversion Event has the meaning assigned to such term in Condition 9 (a);

(3)                   Accelerated Conversion Notice has the meaning assigned to such term in Condition 9 (b);

(4)                   Additional Amounts has the meaning assigned to such term in Condition 7;

(5)                   Additional Shares has the meaning assigned to such term in Condition 6 (b);

(6)                   Additional Tier 1 Capital means, at any time, any or all items constituting additional tier 1 capital within the meaning of the Basel III Document, as implemented and amended pursuant to BIS Regulations applicable at such time;

(7)                   Agency Agreement has the meaning assigned to such term in the preamble to these Terms of the MACCS;

(8)                   Aggregate Consideration means, with respect to any issue of Shares or Rights or any amendment of the terms of any Rights (other than in accordance with their terms of issue), the following:

(a)                             in the case of an issue of Shares for cash, the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by CSG for any underwriting of the issue or otherwise in connection therewith;

(b)                             in the case of an issue of Shares for a consideration that is either in whole or in part non-cash consideration, (1) the amount of such consideration that is cash consideration, if any, plus (2) the amount of such consideration that

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is not cash consideration, which amount shall be determined to be (x) the Fair Market Value of such non-cash consideration on the relevant Issue Date (as defined in Condition 6 (a) (iv)), or (y) if the determination of the fair market value of such non-cash consideration is to be made by application to a court of competent jurisdiction, the value of such non-cash consideration as determined by such court or an appraiser of such court, irrespective of the accounting treatment therefor;

(c)                             in the case of an issue of Rights or the amendment of the terms of any Rights (other than in accordance with the terms thereof), (1) the consideration received by CSG or its relevant subsidiary for such Rights or amendment, as the case may be, plus (2) the additional consideration to be received by CSG or its relevant subsidiary upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration to be determined, in each case, in accordance with clause (a) and (b) of this definition;

provided, however, that, if any of the consideration referred to in clause (a), (b) or (c) above is receivable in a currency other than CHF, such consideration shall be translated into CHF for the purposes of Condition 6 (a) (iv), (1) in any case where there is a fixed rate of exchange between CHF and the relevant currency for the purposes of the issue of the Shares or Rights or the exercise of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights, at such fixed rate of exchange; and (2) in all other cases, at the Screen Rate on the date as of which said consideration is required to be calculated;

(9)                  Auditor means the accounting firm appointed by the Board of Directors or shareholders of CSG, as the case may be, to provide, inter alia, audit and review opinions on CSG’s financial statements;

(10)           Basel III Document means the Basel Committee on Banking Supervision document “Basel III: A global regulatory framework for more resilient banks and banking systems” published in December 2010;

(11)           Basel III Regulations Date means the first date on which CSG is required to comply with BIS Regulations that incorporate and implement all or a substantial part of the regulatory guidelines set out in the Basel III Document;

(12)           BIS Regulations means the capital adequacy standards and guidelines applicable from time to time and promulgated by the Basel Committee on Banking Supervision, as implemented by CSG in a manner agreed with the Regulator

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and/or its Auditor for the purpose of financial reporting and disclosure, inter alia, in the Quarterly Financial Report;

(13)           Buffer Capital means, at any time, any or all items that are eligible to be treated as buffer capital (Eigenmittelpuffer) pursuant to National Regulations at that time, including, if entered into force, the revised ordinance concerning capital adequacy and risk diversification for banks and securities traders of 1 June 2012, as applicable to CSG;

(14)           Buffer Capital Instruments means, at any time, any or all securities and other instruments issued by CSG or a member of the Group, as the case may be, that are, at such time, eligible to be treated as Buffer Capital, other than Common Equity Tier 1 Capital;

(15)           Business Day means any day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in Zurich and Guernsey;

(16)           Capital Ratio means prior to the Basel III Regulations Date, the Core Tier 1 Ratio and, on or after the Basel III Regulations Date, the CET1 Ratio;

(17)           Cash Distribution means any dividend or other distribution (excluding any Scrip Dividends) paid or made in cash by CSG to holders of Shares and charged or provided for in the accounts of CSG (including, without limitation, any dividend payment on, or repayment in part on the nominal amount of, the Shares);

(18)           CET1 Amount means, at any time, as calculated by CSG in respect of the Group and expressed in CSG’s reporting currency, the sum of all amounts (whether positive or negative) of Common Equity Tier 1 Capital of the Group as at such time;

(19)           CET1 Ratio means (a) in respect of any Quarterly Reporting Period, the ratio (expressed as a percentage) of the CET1 Amount divided by the RWA Amount, as at the date of the financial statements contained in the relevant Quarterly Financial Report, or (b) in respect of an Interim Report Date, the ratio (expressed as a percentage) of the CET1 Amount divided by the RWA Amount as at the relevant Interim Report Date, in each case calculated by CSG and appearing in the relevant Financial Report as “BIS Common Equity Tier 1 Ratio”, “BIS CET1 Ratio” or any such other term having the same meaning;

(20)           CHF means Swiss francs, the lawful currency of Switzerland;

(21)           Chairman has the meaning assigned to such term in Condition 16 (f);

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(22)           Common Equity Tier 1 Capital means all items that constitute common equity tier 1 capital, or deductions from common equity tier 1 capital, in each case within the meaning of these terms in the Basel III Document as amended by, and as determined by CSG pursuant to, BIS Regulations applicable at the relevant time;

(23)           Common Expert means an independent investment bank of international repute or an independent law firm or accounting firm of international repute (any such bank or firm, an Expert) selected by the Issuer and the Principal Paying and Conversion Agent by mutual agreement; provided, however, that

(a)                                     if the Issuer and the Principal Paying and Conversion Agent do not mutually agree on an Expert within seven days after the date on which the appointment process has commenced, each of the Issuer and the Principal Paying and Conversion Agent shall select an Expert, which two Experts so selected shall together by mutual agreement select a third Expert;

(b)                                     if the two Experts described in clause (a) of this definition do not mutually agree on a third Expert within seven days after the date on which they have being appointed (or, if appointed on different days, the later of two dates on which each Expert was appointed), (i) each Expert shall select another Expert, and (ii) a Swiss notary public appointed by the Principal Paying and Conversion Agent shall select one of these two Experts to be the third Expert by drawing lots;

(c)                                     in the case of the appointment of three Experts pursuant to clause (a) or (b) of this definition, references in these Terms of the MACCS to the “Common Expert” shall be deemed to refer to these three Experts, which Experts shall make decisions by majority decision.

Decisions of the Common Expert shall be final and binding on the Issuer, the Guarantor, the Holders and the Principal Paying and Conversion Agent. The Principal Paying and Conversion Agent shall incur no liability against the Issuer or the Guarantor or the Holders in respect of any action taken, or suffered to be taken, in accordance with any decision make by the Common Expert and in good faith. The fees and costs of the Common Expert shall be borne by the Issuer (or, failing which, the Guarantor);

(24)           Condition has the meaning assigned to such term in the preamble to these Terms of the MACCS;

(25)           Consideration per Share means, with respect to any issue of Shares or Rights, the relevant Aggregate Consideration divided by the relevant Number of Shares;

(26)           Contingency Event has the meaning assigned to such term in Condition 9 (c) (ii);

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(27)           Contingency Event Conversion has the meaning assigned to such term in Condition 9 (c) (i);

(28)           Contingency Event Notice has the meaning assigned to such term in Condition 9 (c) (iii);

(29)         Conversion Date means (a) in the case of an Accelerated Conversion caused by an event described in Condition 9 (a) (iii), the date on which such event occurred, (b) in the case of an Accelerated Conversion not caused by an event described in Condition 9 (a) (iii), the first Trading Day immediately following the date on which the relevant Accelerated Conversion Notice is published, (c) in the case of a Contingency Event Conversion or a Viability Event Conversion, the date specified as such in the relevant Contingency Event Notice or Viability Event Notice, respectively, and (d) in the case of mandatory conversion pursuant to Condition 3 (b), the Maturity Date;

(30)           Conversion Price means, initially, CHF 16.29 or, at any time thereafter, if the Conversion Price has been adjusted pursuant to Condition 6, the adjusted Conversion Price at such time;

(31)           Conversion Ratio means the number of Shares to be delivered upon conversion of one MACCS as determined pursuant to Condition 3 (a);

(32)           Core Tier 1 Amount means the aggregate amount of core tier 1 capital of the Group, which shall equal the aggregate amount of all items constituting Tier 1 Capital less the aggregate amount of all items constituting hybrid tier 1 capital, in each case of the Group as determined by CSG pursuant to BIS Regulations applicable at the relevant time, expressed in CSG’s reporting currency and as appearing in the relevant Financial Report;

(33)           Core Tier 1 Ratio means, (a) in respect of any Quarterly Reporting Period, the ratio (expressed as a percentage) of the Core Tier 1 Amount divided by the RWA Amount, as at the date of the financial statements contained in the relevant Quarterly Financial Report, or (b) in respect of an Interim Report Date, the ratio (expressed as a percentage) of the Core Tier 1 Amount divided by the RWA Amount as at such Interim Report Date, in each case calculated by CSG and appearing in the relevant Financial Report as “Core Tier 1 Ratio”, “Basel II Core Tier 1 Capital Ratio” or any such other term having the same meaning;

(34)           Directive has the meaning assigned to such term in Condition 7;

(35)           Expert has the meaning assigned to such term in the definition of the term “Common Expert”;

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(36)           Extraordinary Resolution has the meaning assigned to such term in Condition 16 (k);

(37)           Fair Market Value means with respect to any property (other than cash) at any time, the fair market value of such property at such time, as determined by a Common Expert on the basis of a commonly accepted valuation method; provided, however, that any amount or value in a currency other than CHF shall be translated into CHF at the Screen Rate at the relevant time;

(38)           Financial Report means a Quarterly Financial Report or an Interim Capital Report, as the case may be;

(39)           Fixed Interest Amount means CHF 26.56, which is equivalent to the amount of interest that would be accrued as at the Fixed Interest Payment Date on the principal amount of one MACCS (i.e., CHF 1,000) bearing interest at the Interest Rate from and excluding the Payment Date to and including the Fixed Interest Payment Date, calculated on a 30E/360 basis (i.e., on the basis of a year consisting of 12 months of 30 days each);

(40)           Fixed Interest Payment Date means the Maturity Date;

(41)           Floating Interest Amount means, with respect to any Cash Distribution, an amount in CHF equal to the CHF amount (on a gross basis) that a holder of such number of Shares (including Fractions) as would be deliverable upon conversion of one MACCS at the Conversion Ratio in effect on the relevant Floating Interest Payment Date would have received as part of such Cash Distribution;

(42)           Floating Interest Payment Date means, with respect to any Floating Interest Amount, the date on which the relevant Cash Distribution is paid;

(43)           Fractions means fractions of Shares;

(44)           Future Placing Price has the meaning assigned to such term in Condition 6 (a) (iv);

(45)           Group means CSG together with, from time to time, its consolidated subsidiaries and any and all other entities included in its consolidated capital adequacy reports prepared pursuant to National Regulations or, as appropriate, BIS Regulations to which it is subject at such time;

(46)           Guarantee has the meaning assigned to such term in Condition 11 (a);

(47)           Guarantor has the meaning assigned to such term in the preamble to these Terms of the MACCS;

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(48)           Holder has the meaning assigned to such term in Condition 1 (c);

(49)           Holders’ Meeting has the meaning assigned to such term in Condition 16 (a);

(50)           Holders’ Representative means Credit Suisse AG or any other entity appointed by the Issuer or the Guarantor to act as holders’ representative, acting on behalf and for the benefit of the Holders;

(51)           Interest has the meaning assigned to such term in Condition 6 (d);

(52)           Interest Rate means 4 per cent. per annum;

(53)           Interim Capital Report means, in respect of an Interim Report Date, a report based on the financial accounts of CSG and the Group containing, inter alia, the Capital Ratio as at such Interim Report Date prepared by CSG in respect of any Progressive Capital Instruments in issue upon request of the Regulator and with respect to which the Auditor has performed procedures in accordance with the International Standard on Related Services applicable to agreed-upon procedures engagements;

(54)           Interim Report Date means the date as at which the financial accounts and the Capital Ratio set out in an Interim Capital Report have been prepared;

(55)           Intermediary has the meaning assigned to such term in Condition 1 (b);

(56)           Intermediated Securities has the meaning given to it in Condition 1 (b);

(57)           Issue Date has the meaning assigned to such term in Condition 6 (a) (iii) or Condition 6 (a) (iv), as applicable;

(58)           Issuer has the meaning assigned to such term in the preamble to these Terms of the MACCS;

(59)           MACCS has the meaning assigned to such term in the preamble to these Terms of the MACCS;

(60)           Maturity Date means 29 March 2013;

(61)           National Regulations means the prevailing national banking and capital adequacy laws directly applicable to CSG and prevailing capital adequacy regulations promulgated by the Regulator and applicable to CSG;

(62)           Non-Cash Distribution means the issuance or distribution by CSG of any assets (other than Cash Distributions), evidence of indebtedness of CSG, put options or

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other rights to holders of Shares in respect of a spin-off or a capital distribution other than a Cash Distribution;

(63)           Number of Shares means, with respect to any issue of Shares or Rights or any amendment of the terms of any Rights (other than in accordance with their terms of issue), the following:

(a)                           in the case of an issue of Shares, the aggregate number of Shares so issued; and

(b)                           in the case of an issue of Rights or the amendment of the terms of any Rights (other than in accordance with the terms thereof), the number of Shares to be issued upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate;

(64)           Ordinary Resolution means any resolution that is not an Extraordinary Resolution;

(65)           Other Currency means any currency freely convertible into CHF, such as the euro or U.S. Dollars;

(66)           Other Securities means equity securities of CSG other than the Shares;

(67)           Payment Date means 31 July 2012;

(68)           Permanent Global Certificate has the meaning assigned to such term in Condition 1 (b);

(69)           Principal Paying and Conversion Agent means Credit Suisse AG, in its capacity as principal paying and conversion agent for the MACCS, and includes any successor to Credit Suisse AG, in its capacity as Principal Paying and Conversion Agent, appointed in accordance with the terms of the Agency Agreement;

(70)           Progressive Capital Instruments means, at any time, any or all securities or other instruments issued by CSG or a member of the Group, as the case may be, that are, at such time, eligible to be treated as Progressive Component Capital (excluding, for the avoidance of doubt, Common Equity Tier 1 Capital and any Buffer Capital Instruments);

(71)           Progressive Component Capital means, at any time, any or all items that are eligible to be treated as progressive component capital (progressive Komponente) pursuant to National Regulations at that time, including, if entered into force, the

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revised ordinance concerning capital adequacy and risk diversification for banks and securities traders of 1 June 2012;

(72)           Public Sector means the federal or central government or central bank in CSG’s country of incorporation;

(73)           Quarterly Financial Report means the financial accounts and disclosures of CSG and the Group in respect of a calendar quarter reporting period (a Quarterly Reporting Period) contained in a customary financial report published by CSG;

(74)           Regulation S has the meaning assigned to such term in Condition 1 (f);

(75)           Regulator means, at any time, the national regulator having the leading authority to supervise and regulate CSG with respect to its consolidated capital adequacy at such time, which at the Payment Date is the Swiss Financial Market Supervisory Authority FINMA;

(76)           Relevant Exchange means (a) in the case of Shares, the SIX Swiss Exchange (Main Standard) or any successor thereof or, if the Shares are no longer admitted to trading on SIX Swiss Exchange, the principal stock exchange or securities market on which the Shares are traded, and (b) in the case of other securities, the principal stock exchange or securities market on which the other securities are traded;

(77)           Restricted MACCS has the meaning assigned to such term in Condition 1 (f);

(78)           Retroactive Adjustment has the meaning assigned to such term in Condition 6 (b);

(79)           Right means any option, warrant or other right that by its terms of issue carries a right to subscribe for, purchase or otherwise acquire, or is mandatorily convertible into, Shares, excluding any Buffer Capital Instrument, Tier 1 Instrument and Tier 2 Instrument that, pursuant to its terms or by operation of law, is capable of being converted into equity or being written off;

(80)           RWA Amount means, as at any date, the aggregate amount of all risk-weighted assets of the Group, calculated by CSG pursuant to BIS Regulations applicable at such time, expressed in CSG’s reporting currency;

(81)           Screen Rate means, on any day and, in respect of the translation or conversion of CHF into another currency, the rate of exchange between CHF and such other currency appearing on Reuters page ECB 37 on such day, or, if such page is not available or such rate of exchange does not appear on such page on such day, the rate of exchange between CHF and such other currency appearing on such

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other screen or information service, or determined in such other manner, as the Principal Paying and Conversion Agent shall reasonably determine;

(82)           Scrip Dividend means a Non-Cash Distribution pursuant to which holders of Shares may elect to receive either cash or Shares in lieu of cash or a combination thereof;

(83)           Share Purchase Option Agreement means the share purchase option agreement dated 31 July 2012, between the Issuer and CSG, as may be amended, supplemented, restated or otherwise modified from time to time;

(84)           Shares means the fully paid registered shares of CSG, which as of the Payment Date have a nominal value of CHF 0.04 each;

(85)           SIX SIS means the SIX SIS Ltd. or any successor to SIX SIS Ltd.;

(86)           SIX Swiss Exchange means the SIX Swiss Exchange Ltd. or any successor to the SIX Swiss Exchange Ltd.;

(87)           Specified Office has the meaning assigned to such term in the Agency Agreement;

(88)           Subsidiary means, with respect to any entity, a direct or indirect subsidiary of such entity within the meaning of applicable Swiss law;

(89)           Substitute Issuer has the meaning assigned to such term in Condition 10;

(90)           Take-over Bid means any take-over bid addressed to the shareholders of CSG being made for all Shares, whether in accordance with Chapter 5 (Public Takeover Offers) of the Swiss Federal Act on Stock Exchanges and Securities Trading (SESTA) and its implementing ordinances or any other applicable take-over regulation;

(91)           Taxes has the meaning assigned to such term in Condition 7;

(92)           Threshold Ratio means, at any time, seven per cent. or, if lower at such time, the minimum common equity tier 1 threshold ratio as may be provided for under prevailing National Regulations in relation to Buffer Capital Instruments;

(93)           Tier 1 Capital means (a) prior to the Basel III Regulations Date, any or all items treated as tier 1 capital under BIS Regulations and (b) on or after the Basel III Regulations Date, Additional Tier 1 Capital together with Common Equity Tier 1 Capital;

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(94)           Tier 1 Instrument means any share, security, participation security or other obligation issued (a) by CSG (whether or not acting through a branch) but excluding Tier 1 Shares or (b) by a Subsidiary of CSG and having the benefit of a guarantee, credit support agreement or similar undertaking of CSG, each of which share, security or other obligation described under clauses (a) and (b) qualifies, or is issued in respect of a security that qualifies, as Tier 1 Capital of CSG and/or the Group (without regard to quantitative limits on such capital) on a consolidated (Finanzgruppe) or on an unconsolidated (Einzelinstitut) basis;

(95)           Tier 1 Shares means all classes of paid-in capital in relation to shares and participation certificates, if any, of the Issuer or CSG or any other Subsidiary of CSG that qualify as Tier 1 Capital of CSG on a consolidated (Finanzgruppe) or on an unconsolidated (Einzelinstitut) basis;

(96)           Tier 2 Capital means any or all items constituting at the relevant time tier 2 capital under National Regulations or BIS Regulations;

(97)           Tier 2 Instrument means any security or other obligation issued (a) by CSG (whether or not acting through a branch) or (b) by a Subsidiary of CSG and having the benefit of a guarantee, credit support agreement or similar undertaking of CSG, each of which security or other obligation described in clauses (a) and (b) qualifies, or is issued in respect of a security that is eligible to qualify, as Tier 2 Capital of the Group on a consolidated (Finanzgruppe) or on an unconsolidated (Einzelinstitut) basis;

(98)           Trading Day means any day (other than a Saturday or Sunday) on which the Relevant Exchange is open for business and Shares may be dealt in;

(99)           Transfer Agent means Credit Suisse AG, in its capacity as transfer agent for the Restricted MACCS, and includes any successor to Credit Suisse AG, in its capacity as Transfer Agent, appointed in accordance with the terms of the Agency Agreement;

(100)   U.S. Securities Act has the meaning assigned to such term in Condition 1 (f);

(101)   Viability Event has the meaning assigned to such term in Condition 9 (d);

(102)   Viability Event Conversion has the meaning assigned to such term in Condition 9 (d);

(103)   Viability Event Notice means, with respect to any Viability Event, a notice (a) stating that a Viability Event has occurred and a conversion of the MACCS will take place pursuant to Condition 9 (d) and (b) specifying the Conversion Date, which date shall be no later than 20 Business Days after the date on which such Viability Event occurred; and

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(104)   Volume Weighted Average Price means, in respect of a Share on any Trading Day, the order book volume-weighted average price of a Share published by or derived from Bloomberg page VWAP or such other source as shall be determined in good faith to be appropriate by a Common Expert on such Trading Day; provided, however, that if on any such Trading Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Trading Day shall be (i) the Volume Weighted Average Price on the immediately preceding Trading Day on which the same can be so determined as provided above or (ii) determined as a Common Expert might otherwise determine in good faith to be appropriate.